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PROXY STATEMENT TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Exact Sciences Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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441 Charmany Drive
Madison, Wisconsin 53719

June 16, 2017

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Exact Sciences Corporation to be held at 10:00 a.m., local time, on Thursday, July 27, 2017, at The Edgewater, Grand Ballrooms A and B, 1001 Wisconsin Place, Madison, Wisconsin 53703.

        We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2017 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,
Kevin T. Conroy Chairman, President and Chief Executive Officer

EXACT SCIENCES CORPORATION
441 Charmany Drive
Madison, Wisconsin 53719

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 27, 2017

To the Stockholders of Exact Sciences Corporation:

        NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Exact Sciences Corporation, a Delaware corporation, will be held on Thursday, July 27, 2017, at 10:00 a.m., local time, at The Edgewater, Grand Ballrooms A and B, 1001 Wisconsin Place, Madison, Wisconsin 53703, for the following purposes:

1.
To elect the three nominees to the Board of Directors nominated by the Board of Directors to serve for a three year term as Class II directors.

2.
To hold an advisory vote on executive compensation.

3.
To hold an advisory vote on the frequency of future advisory votes on executive compensation.

4.
To approve the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) to, among other items, increase the number of shares reserved for issuance thereunder by 12,700,000 shares.

5.
To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2017.

6.
To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Only stockholders of record at the close of business on June 2, 2017, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (608) 284-5700.

By Order of the Board of Directors,
D. Scott Coward Senior Vice President, General Counsel and Secretary

Madison, Wisconsin
June 16, 2017

PROXY STATEMENT

i

441 Charmany Drive
Madison, Wisconsin 53719

PROXY STATEMENT

        The Board of Directors (the "Board") of Exact Sciences Corporation (the "Company," "Exact," "we," "us" or "our") is providing these materials to you in connection with Exact's annual meeting of stockholders. The annual meeting will take place on Thursday, July 27, 2017, at 10:00 a.m., local time, at The Edgewater, Grand Ballrooms A and B, 1001 Wisconsin Place, Madison, Wisconsin 53703. This proxy statement and the accompanying notice and form of proxy are expected to be first sent to stockholders on or about June 16, 2017.

GENERAL INFORMATION

Why am I receiving these materials?	You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. The proxy statement includes information that we are required to provide you under Securities and Exchange Commission ("SEC") rules and is designed to assist you in voting your shares.

What is a proxy?	Our Board of Directors is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder's specific voting instructions.

What is included in these materials?	These materials include:

•

the proxy statement for the annual meeting;

•

a proxy card for the annual meeting; and

•

the 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2016.

What items will be voted on at the Annual Meeting?	There are five proposals scheduled to be voted on at the annual meeting:

•

the election of the nominees to the Board nominated by our Board of Directors as Class II directors to serve until the 2020 annual meeting of stockholders;

•

the advisory vote on the compensation paid to our named executive officers;

•

the advisory vote on the frequency of future advisory votes on our executive compensation;

•

the approval of the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) to, among other items, increase the number of shares reserved for issuance thereunder by 12,700,000 shares; and

•

the ratification of the Audit Committee's appointment of BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

The Board of Directors is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the board's voting recommendations?	Our Board of Directors recommends that you vote your shares:

•

FOR the nominees to the Board of Directors as Class II directors to serve until the 2020 annual meeting of stockholders;

•

FOR the approval of the advisory vote regarding the compensation paid to our executive officers;

•

To conduct future advisory votes on our executive compensation "every year;"

•

FOR the approval of the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) to, among other items, increase the number of shares reserved for issuance thereunder by 12,700,000 shares; and

•

FOR the ratification of the Audit Committee's appointment of BDO as our independent registered public accounting firm for 2017.

Who can attend the annual meeting?	Admission to the annual meeting is limited to:

•

stockholders as of the close of business on June 2, 2017;

•

holders of valid proxies for the annual meeting; and

•

our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?	The Board of Directors set June 2, 2017 as the record date. All record holders of Exact common stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. As of the record date, there were shares of common stock outstanding.

What is a stockholder of record?	A stockholder of record or registered stockholder is a stockholder whose ownership of Exact stock is reflected directly on the books and records of our transfer agent, American Stock Transfer and Trust Company, LLC. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in "street name" and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to ownership records for the registered shares. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?	You may vote by any of the following methods:

•

In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•

By mail. Stockholders of record may vote by signing and returning the proxy card provided.

•

Beneficial owners of shares held in "street name." You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?	You may change or revoke your vote as follows:

•

Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to Exact Sciences Corporation c/o Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 or by submitting another vote on or before July 26, 2017.

•

Beneficial owners of shares held in "street name." You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

What happens if I do not give specific voting instructions?	Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in "street name." If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a "broker non-vote."

What ballot measures are considered "routine" or "non-routine?"	The election of directors ("Proposal 1"), the advisory vote on the compensation paid to our executive officers ("Proposal 2"), the advisory vote on the frequency of future advisory votes on executive compensation ("Proposal 3"), and the approval of the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) ("Proposal 4") are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3 and 4.

The ratification of the appointment of BDO as our independent registered public accounting firm for 2017 ("Proposal 5") is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 5.

What is the quorum for the annual meeting?	The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?	The following are the voting requirements for each proposal:

•

Proposal 1, Election of Directors. The nominees receiving the highest number of votes will be elected as Class II directors to serve until the 2020 annual meeting of stockholders. Under the majority voting policy contained in our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election must offer his or her resignation as a director to the Corporate Governance & Nominating Committee of the Board of Directors. Upon receipt of this offer of resignation, the Corporate Governance & Nominating Committee will consider the offer of resignation and recommend to the Board of Directors action to be taken with respect to the offer of resignation, including whether or not to accept such offer of resignation. The Board of Directors will then act upon such recommendation and promptly disclose its decision, together with an explanation of the reasons behind such decision.

•

Proposal 2, Advisory Vote on Executive Compensation. The compensation paid to our named executive officers will be considered approved if a majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

•

Proposal 3, Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation. The option of every year, every two years or every three years that receives the highest number of votes cast by stockholders will be considered to be the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers.

•

Proposal 4, First Amendment to 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015). Approval of the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) to, among other items, increase the number of shares reserved for issuance thereunder by 12,700,000 shares will be considered obtained if the majority of the votes of stockholders present or represented, in person or by proxy, and voting on this matter, are cast in favor of the proposal.

•

Proposal 5, Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee's appointment of BDO as our independent registered public accounting firm for 2017 will be approved if a majority of stockholders present or represented, in person or by proxy, and voting on this matter are cast in favor of the proposal.

How are abstentions and broker non-votes treated?	Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposals regarding the election of directors, the advisory vote on the compensation of our named executive officers, the advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers, and the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015). We expect no broker non-votes on the appointment of BDO as our independent registered public accounting firm for 2017. Abstentions will have no effect on the proposal ratifying the appointment of BDO as our independent registered public accounting firm for 2017.

Who pays for solicitation of proxies?	We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?	We will announce preliminary or final voting results at the annual meeting and publish final results in a Form 8-K filed with the SEC within four business days following the meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2018 annual meeting of stockholders?	Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2018 annual meeting of stockholders must be received no later than February 16, 2018. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719.

Requirements for Stockholder Nominations or Proposals to Be Brought Before the 2018 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2018 annual meeting of stockholders, must be delivered to the Company's Secretary at 441 Charmany Drive, Madison, Wisconsin 53719 not earlier than the close of business on March 30, 2018 and not later than the close of business on April 29, 2018. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2018 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of April 28, 2017 by:

  •
  each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each executive officer included in the Summary Compensation Table below;

  •
  each of our directors;

  •
  each person nominated to become a director; and

  •
  all executive officers, directors and nominees as a group.

        Unless otherwise noted below, the address of each person listed on the table is c/o Exact Sciences Corporation at 441 Charmany Drive, Madison, Wisconsin 53719. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

        Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of common stock issuable by us to a person pursuant to restricted stock unit awards expected to vest within 60 days of April 28, 2017 and options which may be exercised within 60 days after April 28, 2017 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The applicable percentage of common stock outstanding as of April 28, 2017 is based upon 111,192,922 shares outstanding on that date.

	Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Number of Issued Shares		Number of Shares Issuable(1)		Total Shares Beneficially Owned	Percentage of Common Stock Outstanding

Directors and Executive Officers
Maneesh K. Arora	634,537	(2)	174,400		808,937	*
John K. Bakewell	-		-		-	*
Thomas D. Carey	51,635		15,620		67,255	*
Kevin T. Conroy	907,418	(3)	1,398,326	(4)	2,305,744	2.0%
D. Scott Coward	57,298	(5)	22,500	(4)	79,798	*
James E. Doyle	33,006		12,318		45,324	*
Jeffrey T. Elliott	472	(6)	-	(4)	472	*
John A. Fallon, M.D.	27,637		28,196		55,833	*
Daniel J. Levangie	66,478		55,812		122,290	*
Graham P. Lidgard	343,170	(7)	153,250	(4)	496,420	*
Lionel N. Sterling	121,247		56,709		177,956	*
David A. Thompson	136,379		52,472		188,851	*
Michael S. Wyzga	17,585		16,389		33,974	*
Katherine S. Zanotti	105,927		33,304		139,231	*
All directors and executive officers as a group (14 persons)	2,502,789		2,019,296		4,522,086	4.0%
Stockholders
BlackRock, Inc.(8)	6,999,925		-		6,999,925	6.3%
William Blair Investment Management, LLC(9)	5,891,327		-		5,891,327	5.3%
The Vanguard Group(10)	8,231,276		-		8,231,276	7.4%
State Street Corporation(11)	5,554,992		-		5,554,992	5.0%

*
Less than one percent.

(1)
Represents shares of our common stock issuable pursuant to option, restricted stock unit and deferred stock unit awards exercisable or issuable within 60 days of April 28, 2017. Does not include shares of stock issuable pursuant to option, restricted stock unit and deferred stock unit awards not exercisable or issuable within 60 days of April 28, 2017.

(2)
Includes 13,198 shares held through our 401(k) plan.

(3)
Includes 24,990 shares held through our 401(k) plan.

(4)
Does not include shares of common stock issuable on May 1, 2017 upon purchase pursuant to the Company's 2010 Employee Stock Purchase Plan. The number of shares to be purchased on May 1, 2017 was indeterminable as of April 28, 2017.

(5)
Includes 3,363 shares held through our 401(k) plan.

(6)
Consists of 472 shares held through our 401(k) plan.

(7)
Includes 12,014 shares held through our 401(k) plan.

(8)
BlackRock, Inc., a Delaware corporation ("BlackRock"), beneficially owns these shares through its subsidiaries, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Ltd, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Advisors, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (Australia) Limited, BlackRock Japan Co Ltd, BlackRock (Netherlands) B.V. and BlackRock International Limited, and has the sole power to vote or to direct the vote of 6,729,777 shares and has the sole power to dispose or to direct the disposition of 6,999,925 shares. The principal address of BlackRock is 55 East 52nd Street, New York, New York 10055. This information has been obtained from Amendment No. 5 to Schedule 13G filed by BlackRock with the SEC on January 24, 2017.

(9)
Consists of 5,891,327 shares beneficially owned by William Blair Investment Management, LLC, a Delaware limited liability company ("William Blair"). William Blair has the sole power to vote or direct the vote of 5,313,883 shares and the sole power to dispose or to direct the disposition of 5,891,327 shares. The principal address of William Blair is 222 W. Adams, Chicago, Illinois 60606. This information has been obtained from Amendment No. 1 to Schedule 13G filed by William Blair with the SEC on February 14, 2017.

(10)
The Vanguard Group, Inc., a Pennsylvania corporation ("Vanguard"), beneficially owns these shares directly and through its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard has the sole power to vote or to direct the vote of 209,834 shares, the shared power to vote or to direct the vote of 10,696 shares, the sole power to dispose or to direct the disposition of 8,015,650 shares and shared power to dispose or to direct the disposition of 215,626 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 204,930 shares, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 15,600 shares. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information has been obtained from Amendment No. 4 to Schedule 13G filed by Vanguard with the SEC on February 9, 2017.

(11)
State Street Corporation, a Massachusetts corporation ("State Street"), beneficially owns these shares through its subsidiaries, State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisers Limited and State Street Global Advisors, Australia, Limited. State Street has the shared voting and dispositive powers over all 5,554,992 shares. The principal address of State Street is State Street Financial Center, One Lincoln Street, Boston, MA 02111. This information has been obtained from Schedule 13G filed by State Street with the SEC on February 6, 2017.

PROPOSAL 1—ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of ten members and is divided into three classes serving terms of three years. Stockholders elect one class of directors at each annual meeting. The class up for election at the 2017 Annual Meeting is Class II, whose members currently include Maneesh K. Arora, James E. Doyle and Lionel N. Sterling. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board of Directors has nominated and recommended Maneesh K. Arora, James E. Doyle and Lionel N. Sterling for re-election to the Board of Directors as Class II directors.

        Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

        The Company's Corporate Governance Policy provides for a majority voting policy in uncontested elections of nominees to the Board of Directors. Under the majority voting policy, any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election must offer his or her resignation as a director to the Corporate Governance & Nominating Committee of the Board of Directors. Upon receipt of this offer of resignation, the Corporate Governance & Nominating Committee will consider the offer of resignation and recommend to the Board of Directors action to be taken with respect to the offer of resignation, including whether or not to accept such offer of resignation. The Board of Directors will then act upon such recommendation and promptly disclose its decision, together with an explanation of the reasons behind such decision. Our majority voting policy is set forth in our Corporate Governance Guidelines, which can be found on our website located at www.exactsciences.com under "Investor Relations—Corporate Governance."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE NOMINEES LISTED BELOW

        Set forth below are the nominees for election at the 2017 Annual Meeting and continuing directors and, for each such continuing director, the year such director was first elected as a director, the positions currently held by each director with us, the year each director's current term will expire and the current class of each director.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

        Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

Nominees for Class II Directors

Maneesh K. Arora Positions: Senior Vice President, Chief Operating Officer and Director Current Class of Director: Class II Director Since: 2014 Current Term Expiration: 2017	Maneesh K. Arora, age 48, has served as our Chief Operating Officer since February 2012 and as a Senior Vice President since April 2009 when he joined Exact. Mr. Arora also served as our Chief Financial Officer from April 2009 to August 2013. Prior to joining Exact, Mr. Arora worked for Third Wave Technologies, Inc., a molecular diagnostics company, from 2003 until the acquisition of Third Wave by Hologic, Inc. in July 2008. During his time at Third Wave, Mr. Arora was responsible for business strategy and commercial operations before being promoted to chief financial officer in January 2006. He began his career at Kraft Foods as a financial analyst and held several positions of increasing responsibility during his nine years there. Mr. Arora earned a bachelor's degree in economics from the University of Chicago and an MBA from the Kellogg Graduate School of Management at Northwestern University.

Mr. Arora brings extensive financial and executive experience to the Board. His prior service as our Chief Financial Officer and deep knowledge of the Company and broader molecular diagnostics industry provides a valuable perspective to the Board of Directors.

James E. Doyle Position: Director Current Class of Director: Class II Director Since: 2014 Current Term Expiration: 2017	James E. Doyle, age 71, is currently Of Counsel at Foley & Lardner LLP, an international law firm, as well as partner of Doyle & Boyce Strategies, a consultant to several national foundations. Prior to his current positions, Gov. Doyle served two terms as the 44th governor of the state of Wisconsin from 2003 to 2011. Prior to his gubernatorial service, Gov. Doyle served three terms as the attorney general of the state of Wisconsin from January 1991 to January 2003. In connection with his service as attorney general, Gov. Doyle served as president of the National Association of Attorneys General from 1997 to 1998. Gov. Doyle also previously served as the District Attorney of Dane County, Wisconsin and worked in private practice. His extensive public service also includes stints in the Peace Corps as a teacher in Tunisia and as an attorney in a federal legal services office on the Navajo Indian Reservation. Gov. Doyle earned a bachelor's degree from the University of Wisconsin—Madison and a law degree from Harvard Law School.

Gov. Doyle brings to the Board of Directors proven leadership and managerial capabilities acquired through his extensive public and private sector experience. He also provides the Board with deep knowledge of governmental and legal affairs.

Lionel N. Sterling Position: Director Current Class of Director: Class II Director Since: 2010 Current Term Expiration: 2017	Lionel N. Sterling, age 79, has served as a director since July 2010. Since 1987, he has served as president of Equity Resources, Inc., a private investment firm. He previously co-founded and served as managing partner of the private investment firm Whitehead/Sterling. He also has served as chairman of the board of directors of Rayovac Corporation, executive vice president and director of United Brands Company, and sector executive and chief financial officer of American Can Company. He also held various investment and operating positions at ITT Corporation and Donaldson, Lufkin & Jenrette Inc. He previously served as a director of GlucoTec, Inc., a medical software firm focused on in-hospital Insulin control, i-STAT Corporation, a medical diagnostics company, Third Wave Technologies, Inc., a molecular diagnostics company, and Molecular Insight Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company. Mr. Sterling earned a bachelor's degree from Brooklyn College and an MBA from New York University.

Mr. Sterling brings financial and investment expertise to our Board acquired through his finance education and his experience as a chief financial officer and as an operating executive. He also possesses valuable directorship experience from having served on the boards of directors of numerous companies, including a clinical-stage biopharmaceutical company and a molecular diagnostics company.

Continuing Directors

Thomas D. Carey Position: Director Current Class of Director: III Director Since: 2013 Current Term Expiration: 2018	Thomas D. Carey, age 55, has served as a director since April 2013. Mr. Carey is the founder and Managing Director of Perspective Group, LLC, a human capital and executive search firm serving the healthcare industry. Previously, Mr. Carey was a member at Spencer Stuart, a global executive search firm, from 2010 through 2015, where he was responsible for leading the firm's global efforts in providing board services to companies within all segments of the healthcare market. Prior to Spencer Stuart, Mr. Carey was with Russell Reynolds Associates from 2001 to 2010 where he served as a Partner and Co-Head of the firm's Global Life Sciences Practice for the three years preceding his move to Spencer Stuart. Prior to entering the search industry, Mr. Carey served as an investment banker and then chief financial officer of both private and public healthcare and information technology companies. Mr. Carey earned a bachelor's degree from the College of the Holy Cross and an MM degree in management policy from the Kellogg Graduate School of Management at Northwestern University.

Mr. Carey brings to the Board more than 20 years of broad life sciences industry expertise. His background in finance and the executive search industry also provides the Board of Directors a valuable perspective with respect to financial strategy, key executive hires and other personnel-related matters.

Kevin T. Conroy Positions: President, Chief Executive Officer and Chairman of the Board Current Class of Director: Class I Director Since: 2009 Current Term Expiration: 2019	Kevin T. Conroy, age 51, has served as our President and Chief Executive Officer since April 2009, as a director since March 2009 and as Chairman of the Board since March 2014. Mr. Conroy served as president and chief executive officer of Third Wave Technologies, Inc., a molecular diagnostics company, from December 2005 until the acquisition of Third Wave by Hologic, Inc. in July 2008. He joined Third Wave in July 2004 and served as general counsel until December 2005. Prior to joining Third Wave, Mr. Conroy served as intellectual property counsel at GE Healthcare, a medical imaging and diagnostics company and a division of General Electric Company. Before joining GE Healthcare, Mr. Conroy was chief operating officer of two early-stage venture-backed technology companies. Prior to those positions, he was an intellectual property litigator at two Chicago law firms, McDermott Will & Emery, and Pattishall, McAuliffe, Newbury, Hilliard and Geraldson, where he was a partner. He earned a bachelor's degree in electrical engineering at Michigan State University and a law degree from the University of Michigan.

Mr. Conroy brings extensive business, legal and executive leadership experience to the Board. With his significant knowledge of, and breadth of experience in, the healthcare industry in general and the molecular diagnostics industry and our Company in particular, he provides the Board with a vital understanding of our business and industry.

John A. Fallon, M.D. Position: Director Current Class of Director: Class I Director Since: 2016 Current Term Expiration: 2019	John A. Fallon, M.D., age 69, has served as a director since January 2016. Dr. Fallon served as Senior Vice President and Chief Physician Executive at Blue Cross Blue Shield of Massachusetts ("BCBS MA") from 2004 through 2015. Prior to his role at BCBS MA, Dr. Fallon served as Chief Executive Officer for clinical affairs at the State University of New York Downstate Medical Center, including University Hospital of Brooklyn and the clinical faculty practice plan. His professional experience also includes the Partners Healthcare System, where he was chairman of the physician network. Dr. Fallon was also the founder and CEO of North Shore Health System, a large physician-hospital organization in Massachusetts. He serves on the boards of directors of Insulet Corporation (Nasdaq: PODD), a medical devices company, AMAG Pharmaceuticals, Inc. (Nasdaq: AMAG), a specialty pharmaceutical company and Collegium Pharmaceuticals, Inc. (Nasdaq: COLL), a specialty pharmaceutical company, as well as several not-for-profit boards, including Network for Excellence in Health Innovation (NEHI) (Chair) and Temple University School of Medicine Board of Advisors. Dr. Fallon also previously served on the board of directors of the National Committee for Quality Assurance (NCQA) Medical Standards (Chair) and the New England Comparative Effectiveness Public Advisory Council (CEPAC). Dr. Fallon practiced internal medicine for more than 20 years, fulfilled his residency at Boston City Hospital, is Board Certified in Internal Medicine and is a fellow of the American College of Physicians. He received a BA from the College of the Holy Cross, an MBA from the University of South Florida and a Doctor of Medicine from Tufts University School of Medicine.

Dr. Fallon brings to the Board extensive business experience in the healthcare industry, and his service as a physician and as an executive with numerous healthcare providers and insurers provides valuable insight to the Board of Directors.

Daniel J. Levangie Position: Director Current Class of Director: III Director Since: 2010 Current Term Expiration: 2018	Daniel J. Levangie, age 66, has served as a director since July 2010. He is an experienced executive with senior operating experience in the field of medical devices and in vitro diagnostics. Mr. Levangie is co-founder and manager of ATON Partners, a private investment and management consulting firm. Most recently, Mr. Levangie served as President of Insulet Delivery Solutions. Prior to co-founding ATON Partners, Mr. Levangie was chief executive officer of Dune Medical Devices, Inc. and co-founder and managing partner of Constitution Medical Investors, Inc., a Boston-based private investment and product development firm acquired by Roche Diagnostics Corporation in July 2013. Prior to the above, Mr. Levangie held a variety of executive management positions with Cytyc Corporation, until the acquisition of Cytyc by Hologic, Inc. in October 2007. These positions include executive vice president and chief operating officer, chief executive officer and president of Cytyc Health Corporation, executive vice president and chief commercial officer and president, Cytyc Surgical Products Division. Prior to joining Cytyc Corporation in 1992, Mr. Levangie held a number of sales, marketing and management positions with Abbott Laboratories, a diversified healthcare company. Mr. Levangie is currently a director of CereVasc, LLC and Dune Medical, Inc. He previously served as a director of Insulet Corporation, a medical device company (Nasdaq: PODD), Liposcience, Inc., a diagnostics company (Nasdaq: LIPO), ev3, Inc., a medical device company, and Hologic, Inc., a diagnostic, imaging systems and surgical products company (Nasdaq: HOLX). Mr. Levangie is a member of the Advisory Board of the Barnett Institute of Northeastern University and is a trustee of Excel Charter School. Mr. Levangie earned a bachelor's degree in pharmacy from Northeastern University.

Mr. Levangie brings a wealth of executive, managerial and leadership experience in the healthcare industry to our Board. He has significant board of director experience from his service on the boards of directors of numerous medical device and biotechnology companies.

David A. Thompson Position: Lead Independent Director Current Class of Director: I Director Since: 2010 Current Term Expiration: 2019	David A. Thompson, age 75, has served as a director since July 2010 and as lead independent director since March 2014. He was the chairman and lead independent director of Third Wave Technologies, Inc., a molecular diagnostics company, from 2005 until its acquisition by Hologic, Inc. in July 2008. Prior to that, he retired in 1995 from Abbott Laboratories, a diversified healthcare company, where he worked for more than 30 years. He held several corporate officer positions within Abbott, including senior vice president and president diagnostic division, vice president human resources, vice president corporate materials management and vice president operations. Mr. Thompson previously served as the lead director of St. Jude Medical, Inc., a medical technology and services company (NYSE: STJ), and as a director of each of Hycor Biomedical, Inc., a medical diagnostic products company, LifeCell Corporation, a biological products company, NABI, a biopharmaceutical company, and TriPath Imaging, Inc., an automated imaging company. Mr. Thompson earned a bachelor's degree from South Dakota State University.

Mr. Thompson brings to the Board extensive executive and leadership experience in the healthcare industry in general and the molecular diagnostics industry in particular. His prior service as lead independent director for other companies provides a valuable perspective to our Board.

Michael S. Wyzga Position: Director Current Class of Director: III Director Since: 2015 Current Term Expiration: 2018	Michael S. Wyzga, age 62, served as the President and Chief Executive Officer and a member of the board of directors of Radius Health, Inc., a biopharmaceutical company focused on developing new therapeutics for the treatment of osteoporosis and other women's health conditions, from December 2011 to November 2013. Prior to that, Mr. Wyzga served in various senior management positions at Genzyme Corporation, a global biotechnology company. Mr. Wyzga joined Genzyme in March 1997 and most recently served as Executive Vice President, Finance from May 2003 until November 2011 and as Chief Financial Officer from July 1999 until November 2011. Mr. Wyzga is an independent healthcare consultant and currently serves as Chairman of the Board of Directors of Gensight Biologics S.A. (EPA: SIGHT), a clinical-stage biologics company, a director of Akebia Therapeutics, Inc. (Nasdaq: AKBA), a pharmaceutical company, and Oncomed Pharmaceuticals, Inc. (Nasdaq: OMED), a pharmaceutical company, and previously served as a director of Prosensa Holding N.V. (formerly Nasdaq: RNA), a biotechnology company, and Idenix Pharmaceuticals, Inc. (formerly Nasdaq: IDIX), a pharmaceutical company. Mr. Wyzga received a BS from Suffolk University and an MBA from Providence College.

Mr. Wyzga brings a wealth of financial and managerial experience in the biotechnology and biopharmaceutical industries to the Board with key insight into financial and strategic initiatives as well as extensive public company board service within our industry.

Katherine S. Zanotti Position: Director Current Class of Director: I Director Since: 2009 Current Term Expiration: 2019	Katherine S. Zanotti, formerly Katherine S. "Kay" Napier, age 62, has served as a director since April 2009. She has served as chief executive officer of Arbonne International since August 2009. Ms. Zanotti has also served as Chairman of Natural Products Group (the holding company of Arbonne, Natures Gate, and Levlad) since March 2010. Arbonne is a botanically based skin care, cosmetic and nutrition company marketed in seven countries, with revenue of over $550 million. From July 2002 to March 2006, she served as senior vice president of marketing at McDonald's Corporation. Ms. Zanotti is a retired vice president of the Procter & Gamble Company and most recently served as vice president and general manager of the North American pharmaceutical business and the corporate women's health platform. Ms. Zanotti currently serves on the Board of Trustees of Xavier University. She previously served as a director of Hill-Rom Holdings, Inc., a worldwide manufacturer and provider of medical technologies and related services (NYSE:HRC); Mentor Corporation, a medical device company; Alberto Culver Company, a personal care products company; and Third Wave Technologies, Inc., a molecular diagnostics company. Ms. Zanotti earned a bachelor's degree in economics and studio fine arts from Georgetown University and an MBA in marketing and finance from Xavier University.

Ms. Zanotti's extensive executive, managerial and leadership experience, including many years in the pharmaceutical industry, positions her well to serve as a member of our Board. Her business acumen and experience on the boards of directors of numerous companies make her a valuable addition to the Board.

INFORMATION CONCERNING EXECUTIVE OFFICERS

        Set forth below is background information relating to our executive officers. Kevin T. Conroy and Maneesh K. Arora are each discussed above under Information Concerning Directors and Nominees for Director.

Executive Officers

Graham P. Lidgard, Ph.D. Positions: Senior Vice President and Chief Science Officer	Graham P. Lidgard, Ph.D., age 68, has served as our Senior Vice President and Chief Science Officer since August 2009. He joined us from Nanogen Inc., a medical diagnostics products company, where he was senior vice president of research and development from 2003 to 2009. Prior to joining Nanogen, Dr. Lidgard led the research and development organization at Gen-Probe Inc., a molecular diagnostics company, which developed that company's Procleix blood screening products and Aptima sexually transmitted disease products, as well as the system development group at Gen-Probe that developed its fully automated Tigris system. Prior to joining Gen-Probe in 1995, Dr. Lidgard was co-founder and vice president of product development of Matritech Inc., a developer of diagnostic products for the early detection of bladder cancer. Before he co-founded Matritech, Dr. Lidgard held senior positions at Ciba Corning Diagnostics Corp.'s worldwide diagnostics group. While at Ciba Corning, he was involved in the development of more than 70 510(k)-cleared products. He led the program for the development of the magnetic particle chemiluminescent technology that became the ACS:180 and Centaur systems. Dr. Lidgard earned a bachelor's degree and a doctorate in biological chemistry from the University of Manchester in England.

Jeffrey T. Elliott Position: Chief Financial Officer	Jeffrey T. Elliott, age 39, has served as our Chief Financial Officer since November 2016. Prior to his appointment as Chief Financial Officer, Mr. Elliott served as the Company's Vice President, Business Development and Strategy, from June 2016 to November 2016. Prior to joining the Company, from 2007 to 2016, Mr. Elliott was with Robert W. Baird & Co., where from June 2012 to June 2016 he was a senior research analyst who covered diagnostics and life science tools companies. Earlier in his career, Mr. Elliott worked in a supply chain role for Walgreens and as a consultant at Cap Gemini Ernst & Young. Mr. Elliott earned a Bachelor of Science in Business Administration from the University of Illinois at Urbana-Champaign and a Master of Business Administration from the University of Chicago Booth School of Business and is a CFA charterholder.

D. Scott Coward Positions: Senior Vice President, General Counsel and Secretary	D. Scott Coward, age 52, has served as our Senior Vice President, General Counsel and Secretary since January 2015. He joined us from the global law firm K&L Gates LLP, where he practiced corporate and securities law and served as managing partner of the Raleigh, NC office. Prior to his tenure at K&L Gates, Mr. Coward served as General Counsel of Blue Rhino Corporation, a leading supplier of consumer propane-related products. Prior to Blue Rhino, Mr. Coward served as an Associate General Counsel at GE Medical Systems in Milwaukee, WI, and prior to that, as a partner at the Raleigh, NC law firm Smith Anderson Blount Dorsett Mitchell & Jernigan LLP. Mr. Coward earned a bachelor's degree in business administration from the University of North Carolina—Chapel Hill and a JD from Columbia Law School.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

  Board Independence

        The Board of Directors has determined that each of Thomas D. Carey, James E. Doyle, John A. Fallon, M.D., Daniel J. Levangie, Lionel N. Sterling, David A. Thompson, Michael S. Wyzga and Katherine S. Zanotti is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. ("NASDAQ"). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

  Executive Sessions of Independent Directors

        Executive sessions of our independent directors are generally scheduled following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions are led by David A. Thompson, our lead independent director, who actively solicits other independent directors for agenda items in advance of such meetings. Executive sessions of our independent directors are generally divided into two parts. The first part consists of a meeting between the independent directors and Kevin T. Conroy, our chairman and chief executive officer, and the second part consists of a meeting solely of the independent directors. The independent directors utilize the executive sessions to discuss, among other items, corporate strategy and planning, including succession planning for our executive officers.

  Board Leadership Structure

        Currently, Mr. Conroy serves as both the Chairman of the Board and the Chief Executive Officer of the Company. Our bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. While the Board does not have a formal policy regarding the separation of the roles of Chairman and Chief Executive Officer, the Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of senior management, a highly engaged Board of Directors, and the right balance between (i) effective independent oversight of the Company's business, (ii) the Board's activities and (iii) consistent corporate leadership. The Board is open to, and assesses on at least an annual basis, different structures that provide such an optimal leadership structure, particularly given the dynamic and competitive environment in which the Company operates. As part of its most recent such assessment, the independent directors gave thorough consideration to a number of factors, including, but not limited to, the strategic goals of the Company, the dynamics of our Board, best practices within our industry, and the status of the Company's progress with respect to certain key strategic initiatives.

        Based upon these considerations, the independent directors determined to maintain the Board's current leadership structure with Mr. Conroy serving as both the Chairman of the Board and the Chief Executive Officer of the Company. The independent directors based this determination on (1) Mr. Conroy's extensive experience in and knowledge of the Company, the diagnostics industry and the regulatory environment, (2) the highly effective bridge Mr. Conroy's service provides between the Board and the Company's management, (3) Mr. Conroy's continued leadership and vision necessary to lead the Board and the Company through its challenging industry and macroeconomic environments, (4) Mr. Conroy's ability to make prudent and key strategic decisions in the face of the Company's rapid growth and (5) Mr. Conroy's investor-focused perspective.

        Our Corporate Governance and Nominating Committee Charter provides that at any time that the Company does not have an independent Chairman of the Board, the chairperson of the Corporate Governance and Nominating Committee shall also serve as our lead independent director. As such, David A. Thompson serves as our lead independent director. The independent directors believe that Mr. Thompson has demonstrated, and will continue to demonstrate, forceful, energetic and independent leadership and thought in that position.

        The Board - which consists entirely of independent directors other than Mr. Conroy and Mr. Arora -exercises a strong, independent oversight function. This oversight function is enhanced by the fact that our Audit, Compensation and Corporate Governance and Nominating Committees are comprised entirely of independent directors. Further, our Board meetings include regular executive sessions of the independent directors and an annual evaluation of our CEO's performance against pre-determined goals. The Board can and will change its leadership structure if the Board determines that doing so is in the best interest of the Company and its stockholders.

  Policy Governing Security Holder Communications with the Board of Directors

        As set forth in our Corporate Governance Guidelines, a copy of which is available at www.exactsciences.com, security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board of Directors, the Lead Independent Director, as a representative of the independent directors of the Board, or to the individual director or directors, in each case, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

  Policies Regarding Director Nominations

        The Board of Directors has adopted a policy concerning director nominations, a copy of which is available at www.exactsciences.com. Set forth below is a summary of certain provisions of this policy.

  Director Qualifications

        The Corporate Governance and Nominating Committee is responsible for identifying the appropriate qualifications, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and the current composition and needs of the Board of Directors.

        Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. However, the Corporate Governance and Nominating Committee does not have a formal policy concerning the diversity of the Board of Directors. All candidates for director nominee must have time available to devote to the activities of the Board of Directors. The Corporate Governance and Nominating Committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors if the Corporate Governance and Nominating Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

  Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting nominees for election to the Board of Directors by our stockholders. The Board of Directors delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board of Directors' approval as nominees for election to the Board of Directors. The Corporate Governance and Nominating Committee also recommends candidates for the Board of Directors' appointments to the standing committees of the Board of Directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

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  the name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner, if any;

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  the class and number of shares of our equity that are owned beneficially and held of record by such stockholder and such beneficial owner including all "synthetic equity instruments" (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights;

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  a description of the material terms of any agreements, arrangements or understandings (whether or not in writing) entered into between such stockholder or such beneficial owner and any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class of our equity;

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  the name of the individual recommended for consideration as a director nominee;

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  why such recommended candidate meets our criteria and would be able to fulfill the duties of a director;

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  how the recommended candidate meets applicable independence requirements established by the SEC and NASDAQ;

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  the recommended candidate's beneficial ownership in our securities;

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  any relationships between the recommended candidate and us which may constitute a conflict of interest; and

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  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the Board of Directors and elected.

        Recommendations must be sent to the Chairman of the Corporate Governance and Nominating Committee, c/o Secretary, Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719. The Secretary must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (1) the close of business on the 60th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

  Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as our annual meeting of stockholders and, accordingly, directors are encouraged to be present at such stockholder meetings. All of our board members serving on the Board of Directors at the time of the 2016 annual meeting attended the 2016 annual meeting of stockholders.

  Code of Business Conduct and Ethics

        We have in place a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of our directors, officers and employees. The Code of Ethics is designed to deter wrongdoing and promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

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  compliance with applicable governmental laws, rules and regulations;

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  the prompt internal reporting of violations of the Code of Ethics to an appropriate person identified in the Code of Ethics;

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  accountability for adherence to the Code of Ethics; and

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  anonymous reporting of violations of the Code of Ethics via reporting mechanisms approved by our Audit Committee.

        A current copy of the Code of Ethics is available at www.exactsciences.com. A copy may also be obtained, free of charge, from us upon a request directed to Exact Sciences Corporation, 441 Charmany Drive, Madison, Wisconsin 53719, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics required to be disclosed by applicable SEC rules by posting such information on our website available at www.exactsciences.com and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

  Board of Directors

        Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board and that the Board has the authority to increase the number of directors, fill any vacancies on the Board and to decrease the number of directors to eliminate any vacancies. The number of directors currently fixed by our Board of Directors is ten.

        Our Board of Directors met ten times during the year ended December 31, 2016. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which he or she served during 2016. The Board of Directors has standing Compensation, Audit and Corporate Governance and Nominating Committees. The Board of Directors and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at www.exactsciences.com. Each committee reviews the appropriateness of its charter annually or at such other intervals as each committee determines.

        The following table sets forth the current members of each standing committee of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating

Thomas D. Carey		x	x

James E. Doyle		x	x

John A. Fallon, M.D.	x		x

Daniel J. Levangie	x		x

Lionel N. Sterling	Chair

David A. Thompson			Chair

Michael S. Wyzga	x	x

Katherine S. Zanotti		Chair

        Effective upon the annual meeting Mr. Carey will step off the Compensation Committee and Mr. Levangie will step off the Corporate Governance and Nominating Committee and join the Compensation Committee.

  Committees

        Audit Committee.    Our Audit Committee consists of Dr. Fallon, Mr. Levangie, Mr. Sterling and Mr. Wyzga. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Sterling as Chairperson of the Audit Committee and has determined that he qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company's financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company's disclosure controls and procedures and approves any significant changes thereto, (4) provides the Audit Committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee met five times during 2016.

        Compensation Committee.    The Compensation Committee presently consists of Mr. Carey, Mr. Doyle, Mr. Wyzga and Ms. Zanotti, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board of Directors has also determined that each member of the Compensation Committee is also an independent director within the meaning of NASDAQ's director independence standards. Ms. Zanotti serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our executive officers, (2) evaluates and recommends to the Board of Directors appropriate compensation for the Company's independent directors,

(3) oversees the Company's procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, (4) administers and implements the Company's incentive compensation plans and equity-based plans, (5) reviews and recommends the Compensation Discussion and Analysis for inclusion in our proxy statement for our annual meeting of stockholders and (6) provides the Compensation Committee report for inclusion in our proxy statement for our annual meeting of stockholders. The Compensation Committee met six times during 2016.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee consists of Mr. Carey, Mr. Doyle, Dr. Fallon, Mr. Levangie and Mr. Thompson. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Thompson serves as Chairperson of the Corporate Governance and Nominating Committee and Lead Independent Director of the Board of Directors. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from our stockholders, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee met three times during 2016.

  Compensation Committee Interlocks and Insider Participation

        Thomas D. Carey, James E. Doyle, Michael S. Wyzga and Katherine S. Zanotti served on the Compensation Committee in 2016. None of the directors who served on the Compensation Committee in 2016 served as one of our employees in 2016 or has ever served as one of our officers. During 2016, none of our executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer served on our Board of Directors or Compensation Committee.

  Role of the Board of Directors in Risk Oversight

        The Board of Directors administers its risk oversight function directly and through the Audit Committee and the Compensation Committee. The Audit Committee regularly discusses with management the Company's major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks and reviews with management annually a summary of risk management activities including an insurance review, a review of management's precautionary plans for disaster protection, and a review of the Company's policies and procedures with respect to cybersecurity threats and related issues. Additionally, the Audit Committee assists the Board in its oversight of the Company's compliance with legal and regulatory matters. The Compensation Committee, together with management, has reviewed the Company's compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of John A. Fallon, M.D., Daniel J. Levangie, Lionel N. Sterling and Michael S. Wyzga. None of the members of the Audit Committee is an officer or employee of the Company, and the Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company's internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company's audited consolidated balance sheets at December 31, 2016 and 2015 and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2016, and has discussed them with both management and BDO USA, LLP ("BDO"), the Company's independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with BDO their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by BDO with that firm's independence.

        Based on its review of the consolidated financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

        Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE: Lionel N. Sterling, Chairperson John A. Fallon, M.D. Daniel J. Levangie Michael S. Wyzga

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the "CD&A") for the year ended December 31, 2016, as contained in the following section of this proxy statement. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and in this proxy statement.

THE COMPENSATION COMMITTEE: Katherine S. Zanotti, Chairperson Thomas D. Carey James E. Doyle Michael S. Wyzga

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

  Executive Summary

        This Compensation Discussion and Analysis explains our executive compensation program as it relates to our named executive officers ("NEOs"), whose compensation information is presented in the following tables and discussion in accordance with SEC rules:

Name	Position
Kevin T. Conroy	Chairman, President and Chief Executive Officer
Maneesh K. Arora	Senior Vice President and Chief Operating Officer
Graham P. Lidgard	Senior Vice President and Chief Science Officer
Jeffrey T. Elliott	Chief Financial Officer*
D. Scott Coward	Senior Vice President, General Counsel and Secretary
John K. Bakewell	Former Chief Financial Officer*

        * In November 2016, Jeffrey T. Elliott was appointed as our Chief Financial Officer. Mr. Bakewell retired in November 2016.

        Our executive compensation program is designed to focus executive behavior on achievement of both our annual and long-term objectives and strategy as well as align the interests of management with those of our stockholders. To that end, executive compensation consists of three primary elements: salary, long-term equity interests and an annual cash bonus opportunity based on individual and corporate performance.

        Based on our assessment of the performance of the executives and our compensation philosophy as described in this Compensation Discussion and Analysis, the Compensation Committee took the following actions regarding 2016 compensation:

  •
  Increased the base salaries of Mr. Arora, Dr. Lidgard and Mr. Coward from $440,000 to $453,200, $380,000 to $391,400 and $360,000 to $370,800, respectively, to recognize continued contributions of these individuals to the Company. The Compensation Committee also set Mr. Bakewell's initial base salary at $410,000 and set Mr. Elliott's initial base salary at $270,000, which was subsequently increased by the Compensation Committee to $350,000 upon his appointment as Chief Financial Officer in November 2016. The Compensation Committee elected not to increase Mr. Conroy's base salary in 2016 due in part to performance of the Company's stock price in 2015;

  •
  Increased Mr. Conroy's target bonus opportunity from 70% to 75% of base salary to bring such target bonus opportunity to the market 50th percentile, and increased Mr. Coward's target bonus opportunity from 40% to 45% of base salary to bring such target bonus opportunity to the market 50th percentile. The Compensation Committee maintained Mr. Arora's and Dr. Lidgard's target bonus opportunities at 60% and 40% of base salary, respectively. The Compensation Committee also set Mr. Bakewell's target bonus opportunity at 50% of base salary. The Compensation Committee also set Mr. Elliott's initial target bonus opportunity at 30% of base salary, which was subsequently increased by the Compensation Committee to 40% of base salary upon his appointment as Chief Financial Officer in November 2016;

  •
  Granted annual equity awards with time-based vesting terms to Mr. Conroy and Mr. Coward at the market 50th percentile and to Mr. Arora and Dr. Lidgard at the market 60th percentile, in each case, consisting of stock options covering 247,300, 55,000, 75,000 and 55,000 shares, respectively, and restricted stock units ("RSUs") covering 80,100, 85,600 (50,000 of which were granted in recognition of prior services rendered by Mr. Coward and to more closely align his equity holdings with those of other recent new hires), 48,600 and 35,600 shares, respectively;

  •
  Granted equity awards with performance-based vesting terms tied to total stockholder return to Mr. Conroy, Mr. Arora, Dr. Lidgard, Mr. Elliott, Mr. Coward and Mr. Bakewell consisting of performance share units ("PSUs") covering, (i) at the target amounts, 202,931, 180,383, 157,835, 60,606, 112,740 and 112,740 shares, respectively and (ii) upon achievement of all performance-based vesting terms contained therein, 304,397, 270,575, 236,753, 90,909, 169,109 and 169,109 shares, respectively, which are intended to cover performance over a three-year period and issued to cover the difference between the market 50th percentile for equity compensation achieved by the granting of the annual equity awards described above and the Company's target of market 65th percentile for equity compensation (and multiplied by three to cover the three-year performance period of such awards).

  In addition, in connection with his joining the Company and pursuant to his employment agreement, in January 2016, we granted to Mr. Bakewell RSUs with time-based vesting terms covering 238,095 and 14,175 shares, respectively. Mr. Bakewell also received a cash signing bonus in connection with his joining the Company, a portion of which was intended to make Mr. Bakewell whole on a bonus he was due to receive from his prior employer. The signing bonus was subject to a clawback if Mr. Bakewell left the Company without Good Reason (as defined in his employment agreement) within 12 months. In addition, in connection with his joining the Company, in July 2016, we granted to Mr. Elliott RSUs with time-based vesting conditions covering 75,000 shares and paid to Mr. Elliott a cash signing bonus. The signing bonus is subject to a clawback if Mr. Elliott leaves the Company prior to the one-year anniversary of his employment.

        Our executive compensation is discussed in greater detail in the sections that follow. The Compensation Committee will continue to evaluate our overall compensation structure and awards to ensure that they are reflective of the performance of our executive officers and our Company and are consistent with our compensation objectives.

  Objectives of Our Executive Compensation Program

        Our compensation program for our executive officers is designed to achieve the following objectives:

  •
  Focus executive behavior on achievement of our annual and long-term objectives and strategy;

  •
  Provide a competitive compensation package that enables us to attract and retain, on a long-term basis, talented executives;

  •
  Provide a total compensation structure that the Compensation Committee believes is at least comparable with similarly-sized companies in the life sciences industry with which we would compete for talent and which consists of a mix of base salary, equity and cash incentives; and

  •
  Align the interests of management and stockholders by providing management with long-term incentives through equity ownership.

  Elements of Executive Compensation

        Our executive compensation program consists of three primary elements: salary, long-term equity interests and an annual cash bonus opportunity based on both corporate and individual performance. Pursuant to their employment agreements, certain of our executive officers participate in a long-term incentive plan that provides for certain cash payments upon certain changes of control of the Company. All of our executive officers are also eligible for certain benefits offered to employees generally, including, life, health, disability, dental and vision insurance, as well as participation in our 401(k) plan and 2010 Employee Stock Purchase Plan. We do not currently believe it is necessary for the attraction or retention of management talent to provide executive officers with compensation in the form of perquisites.

  Determining Executive Compensation

        It is the responsibility of the Compensation Committee to administer our compensation practices, to ensure that they are competitive and financially prudent and that they include incentives that are designed to appropriately drive performance. To achieve this, the Compensation Committee periodically reviews commercially-available, industry-specific compensation data for companies of generally similar employee size, stages of development and market capitalization in the biotechnology and diagnostics industries as a general guide for establishing our pay and equity practices and structures. The Compensation Committee, along with the Board of Directors, also reviews and approves corporate objectives used in our executive compensation program to confirm that appropriate goals have been established and tracks performance against them. On an annual basis, the Compensation Committee reviews tally sheets reflecting each executive officer's compensation history with respect to each element of compensation, as well as projected payouts that would come due in connection with a termination or change of control.

        The Compensation Committee conducts an annual review of performance and compensation during the first quarter of each year for the purpose of determining the compensation of executive officers other than the Chief Executive Officer. As part of this review, the Chief Executive Officer submits recommendations to the Compensation Committee relating to the compensation of these officers. Following a review of these recommendations, the Compensation Committee approves the compensation of these officers, with such modifications to the Chief Executive Officer's recommendations as the Compensation Committee considers appropriate.

        The Compensation Committee's review of the Chief Executive Officer's compensation is subject to additional procedures. With input from members of the independent directors, the Lead Independent Director, along with the Compensation Committee, evaluates the Chief Executive Officer's performance and reviews the evaluation with him. Based on that evaluation and review and consultation with its independent compensation consultant, the Compensation Committee then determines the Chief Executive Officer's compensation. The Chief Executive Officer is not permitted to attend meetings of the Compensation Committee during voting or deliberations regarding his compensation.

        The Compensation Committee has engaged Radford, an Aon Hewitt Consulting Company ("Radford"), as its independent executive compensation consultant. The Compensation Committee has assessed the independence of Radford pursuant to SEC and listing exchange rules and concluded that no conflict of interest exists that would prevent Radford from serving as an independent consultant to the Compensation Committee.

  Analysis of Executive Compensation

        Pursuant to its engagement, in early 2016 Radford provided the Compensation Committee an annual review of the competitiveness of our executive compensation program, including the competitiveness of our base salaries, target total cash compensation, long-term incentives and target total direct compensation.

        Radford analyzed the components of our executive compensation program against information blended from (1) proxy statement data from a peer group of companies that consisted of publicly-traded diagnostic, biotechnology, medical device and pharmaceutical companies that were similar to the Company in terms of headcount, stage of development and market capitalization and (2) survey data from a broader group of public diagnostics, medical device and biopharma companies with headcount between 300 and 2,700 employees, revenue between $50 million and $450 million and market value between $250 million and $2.4 billion.

        The Compensation Committee seeks to identify an executive compensation peer group of approximately 20 companies in the diagnostic, biotechnology and medical device industries at a similar stage of development and comparable financial profile that may compete with the Company for executive talent. Based on Radford's review and recommendations regarding the Company's executive compensation peer group, the Compensation Committee approved a new peer group for 2016. In its review, Radford focused on creating a peer group that:

  •
  Represented companies operating in the diagnostics, medical device and biotechnology industries;

  •
  Contained commercialized companies with respect to the stage of such companies' development; and

  •
  Captured comparable companies in terms of revenue, employee size and market capitalization.

        Based on Radford's recommendations, the Compensation Committee (1) removed four companies from the prior year's peer group due to acquisitions and (2) added four companies to the prior year's peer group (Cardiovascular Systems, Foundation Medicine, Genomic Health and Heartware International) that met the stated criteria.

        The companies in the peer group for 2016 were:

Company	Industry

Abaxis	Health Care Equipment
Aegerion Pharmaceuticals	Biotechnology
AMAG Pharmaceuticals	Biotechnology
Arena Pharmaceuticals	Biotechnology
ARIAD Pharmaceuticals	Biotechnology
Cardiovascular Systems	Health Care Equipment
DepoMed	Pharmaceuticals
DexCom	Health Care Equipment
Dyax	Biotechnology
Foundation Medicine	Biotechnology
Genomic Health	Biotechnology
Halozyme Therapeutics	Biotechnology
Heartware International	Health Care Equipment
ImmunoGen	Biotechnology
Insulet	Health Care Equipment
Ionis Pharmaceuticals	Biotechnology
Ironwood Pharmaceuticals	Biotechnology
Nektar Therapeutics	Pharmaceuticals
Pacira Pharmaceuticals	Pharmaceuticals
Quidel	Health Care Equipment

        Based on Radford's analysis, we reached the following conclusions regarding our executive compensation program relative to our peer group:

  •
  Base salary levels for our NEOs would remain targeted between the 25th percentile and 50th percentile.

  •
  Total cash compensation (base salary plus annual cash bonus opportunity) levels for our NEOs would remain targeted between the 40th and 50th percentile.

  •
  The aggregate value of the long-term incentive compensation awarded to our NEOs would generally remain between the 50th and 75th percentile.

        Radford also provided us with an assessment of our annual equity burn rate and the retentive value of equity awards held by our executives as well as an analysis of the alignment of Company performance and CEO compensation.

        Based on our assessment of the performance of the executives and our compensation philosophy as described in this Compensation Discussion and Analysis, in early 2016 the Compensation Committee took the following actions:

  •
  Increased the base salaries of Mr. Arora, Dr. Lidgard and Mr. Coward from $440,000 to $453,200, $380,000 to $391,400 and $360,000 to $370,800, respectively, to recognize the continued contributions of these individuals to the Company. The Compensation Committee set Mr. Bakewell's initial salary at $410,000 and set Mr. Elliott's initial base salary at $270,000, which was subsequently increased by the Compensation Committee to $350,000 upon his appointment as Chief Financial Officer in November 2016. The Compensation Committee elected not to increase Mr. Conroy's base salary in 2016 due in part to the performance of the Company's stock price in 2015;

  •
  Increased Mr. Conroy's target bonus opportunity from 70% to 75% of base salary and increased Mr. Coward's target bonus opportunity from 40% to 45%, in each case, to align such executive's target incentives at the market 50th percentile. The Compensation Committee maintained Mr. Arora's and Dr. Lidgard's target bonus opportunity at 60% and 40% of base salary, respectively. The Compensation Committee set Mr. Bakewell's target bonus opportunity at 50% of base salary. The Compensation Committee also set Mr. Elliott's initial target bonus opportunity at 30% of base salary, which was subsequently increased by the Compensation Committee to 40% of base salary upon his appointment as Chief Financial Officer in November 2016;

  •
  Granted annual equity awards with time-based vesting terms to Mr. Conroy and Mr. Coward at the market 50th percentile and to Mr. Arora and Dr. Lidgard at the market 60th percentile, in each case, consisting of stock options covering 247,300, 55,000, 75,000 and 55,000 shares, respectively, and RSUs covering 80,100, 85,600 (50,000 of which were granted in recognition of prior services rendered by Mr. Coward and to more closely align his equity holdings with those of other recent new hires), 48,600 and 35,600 shares, respectively;

  •
  Granted equity awards with performance-based vesting terms tied to total stockholder return to Mr. Conroy, Mr. Arora, Dr. Lidgard, Mr. Elliott, Mr. Coward and Mr. Bakewell consisting of PSUs covering, (i) at the target amounts, 202,931, 180,383, 157,835, 60,606, 112,740 and 112,740 shares, respectively, and (ii) upon achievement of all performance-based vesting terms contained therein, 304,397, 270,575, 236,753, 90,909, 169,109 and 169,109 shares, respectively, which are intended to cover performance over a three-year period and issued to cover the difference between the market 50th percentile for equity compensation achieved by the granting of the annual equity awards described above and the Company's target of market 65th percentile for equity compensation (and multiplied by three to cover the three-year performance period of such awards); and

  •
  Granted to (i) Mr. Bakewell RSUs with time-based vesting terms covering 238,095 and 14,175 shares, respectively and (ii) Mr. Elliott RSUs with time-based vesting terms covering 75,000 shares.

  2016 Bonus Plan

        The Compensation Committee believes that a significant portion of our executives' compensation should be "at risk"—in other words, contingent upon successful implementation of our strategy and goals. Accordingly, one component of our executive compensation program is an annual cash bonus opportunity pursuant to which each of our executive officers is eligible to earn an annual cash bonus with a specified target amount equal to a percentage of base salary, with the actual bonus awarded to be based upon the achievement of corporate and individual performance goals determined by the Compensation Committee in its discretion. In January 2016, the Compensation Committee approved metrics to be used to determine 2016 bonuses, which included (1) the growth of Cologuard revenue, (2) enhancement of commercialization and product development infrastructure and (3) quality improvements and cost reductions of Cologuard. Our NEOs (other than Mr. Elliott) were eligible to earn bonuses for 2016 performance equal to up to 150% of their target bonuses, which were target bonuses of 75% of base salary for Mr. Conroy, 60% of base salary for Mr. Arora, 50% of base salary for Mr. Bakewell, 45% of base salary for Mr. Coward and 40% of base salary for Dr. Lidgard. The Compensation Committee determined actual bonus payments after the end of 2016 based on the Committee's assessment of the performance of the Company and of the individual executives relative to the business goals and weightings as described in the chart below.

        Performance against the applicable goals is expected to be used by the Compensation Committee in determining annual bonus payments. However, in determining actual bonus payments the Compensation Committee ultimately relies on its judgement after a comprehensive review of Company and individual performance, as well as consideration of qualitative and other factors, without being tied to any formulas or pre-established weightings. The Compensation Committee has ultimate discretion to modify the matrix and may periodically revisit goals and weightings as circumstances change (though the Committee did not make any such modifications with respect to 2016 bonuses).

        In determining 2016 bonus awards, the Compensation Committee considered the executive team's achievement of a variety of business plan goals, as follows:

Goal	Performance Measures	Weighting

Grow Cologuard revenue	• Certain revenue targets	50%

Infrastructure enhancement	• Scale up manufacturing and lab facilities • Achievement of a "first-time right" manufacturing rate average target • Achievement of a lab-initiated error rate average target • Achievement of a target of online-based orders of Cologuard	25%

Quality improvement and cost reduction	• Timely achievement of certain percentage of Cologuard improvement projects • Certain costs of goods sold reduction targets • Market feasibility of certain pipeline projects	25%

        After considering the executive team's achievement of key business plan goals, the Compensation Committee determined to award cash bonuses for 2016 performance to Mr. Conroy, Mr. Arora, Dr. Lidgard, Mr. Elliott and Mr. Coward of $625,313, $394,284, $227,012, $108,156 and $241,947, respectively. These amounts represented payments at 145% of target.

  Annual Equity Awards

        We believe successful long-term Company performance is more critical to enhancing stockholder value than short-term results. For this reason and to conserve cash and better align the interests of management and stockholders, we emphasize long-term equity compensation over annual salary and incentive compensation awards.

        In March 2016, we made annual equity awards to the executives consisting of time-vesting RSUs and stock options. Mr. Conroy, Mr. Arora, Dr. Lidgard and Mr. Coward received stock options covering 247,300, 75,000, 55,000 and 55,000 shares, respectively. The shares underlying these options vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date. Additionally, Mr. Conroy, Mr. Arora, Dr. Lidgard, Mr. Elliott and Mr. Coward received RSUs covering 80,100, 48,600, 35,600, 75,000 and 85,600 shares, respectively. 50,000 of the shares covered by Mr. Coward's RSU award are attributable a grant in recognition of prior services rendered by Mr. Coward and to more closely align his equity holdings with that of other recent new hires. These RSUs vest in four equal annual installments beginning on the first anniversary of the grant date.

        These awards were intended to further align compensation with achievement of key business plan goals and to motivate the retention of our executives. The Compensation Committee believes that annual equity awards provide executive officers with the opportunity to acquire long-term stock ownership positions, which directly motivate them to maximize long-term stockholder value and that time-based vesting of these awards helps us to retain our leadership team in an extremely competitive environment.

  2016 Performance Share Unit Awards

        In February 2016 (and, in the case of Mr. Elliott, July 2016), we granted Mr. Conroy, Mr. Arora, Dr. Lidgard, Mr. Elliott, Mr. Coward and Mr. Bakewell performance share unit awards covering, (i) at the target amounts, 202,931, 180,383, 157,835, 60,609, 112,740 and 112,740 shares, respectively, and (ii) upon achievement of all performance-based vesting terms contained therein, 304,397, 270,575, 236,753, 90,909, 169,109 and 169,109 shares, respectively. The PSUs are to be earned based upon the achievement of certain stock price milestones—specifically, measuring the average market price of the Company's common stock during the 20 trading days ending December 31, 2018—and the number of PSUs earned after such determination will be subject to a linear interpolation based on such average stock price and certain minimum, target and maximum stock price thresholds.

  Company Clawback Policy

        If any of the Company's financial statements are required to be restated, the Company may recover all or a portion of any award made under the Omnibus Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount or benefit received under the Omnibus Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.

  Other Compensation

        We also permit executive officers to purchase common stock at a discount through our 2010 Employee Stock Purchase Plan on the same terms and conditions as our other employees. Executive officers may also participate in our 401(k) Plan which allows for the investment of a portion of plan assets in shares of our common stock. The Compensation Committee approved a discretionary matching Company contribution to our 401(k) Plan for 2016. The matching contribution was made using Company stock in an amount equal to 100% of an employee's total deferrals into the plan up to a limit of 6% of the employee's total compensation (subject to IRS limits).

        In connection with his appointment as Chief Financial Officer, the Company provided Mr. Elliott approximately $147,500 in the form of signing bonuses and relocation stipends. The Company also provided Mr. Bakewell a signing bonus of $125,000 in connection with his appointment as Chief Financial Officer in January 2016. In addition, in connection with his retirement in November 2016, the Company agreed to pay Mr. Bakewell a total of one year's worth of base salary in connection with such retirement in addition to certain other relocation stipends.

  Role of Stockholder Say-on-Pay Votes

        We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of stockholders held in July 2016, approximately 79% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee took into account these results as part of its annual evaluation of our executive compensation program, but did not make specific changes to our executive compensation program in response to the vote. However, the Compensation Committee continues to review and refine the design and administration of our executive pay practices. The Compensation Committee also will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for our NEOs.

  Stock Ownership Guidelines

        We maintain Stock Ownership Guidelines to encourage ownership of shares of the Company's Common Stock by our directors and senior executives, to further align their interests with the long-term interests of our stockholders and to further promote the Company's commitment to sound corporate governance. Under these guidelines, directors and senior executives have until the later of (1) April 21, 2019 and (2) three years from the date the director or senior executive becomes subject to the guidelines, to achieve an ownership target determined as follows:

Position	Ownership Targets: Lower of:

	Base Salary Multiple	Fixed Share Target

Board of Directors	Number of shares with a stock value equal to or greater than 3 times annual retainer	Number of shares equal to or greater than annual retainer, divided by stock value, multiplied by 3

CEO	Number of shares with a stock value equal to or greater than 6 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 6

Senior Executive Officers	Number of shares with a stock value equal to or greater than 2 times base salary	Number of shares equal to or greater than base salary, divided by stock value, multiplied by 2

        Under the Base Salary Multiple, "stock value" is calculated annually at the end of each fiscal year based on the average of the closing prices of our common stock for the last 30 trading days of the fiscal year.

        Under the Fixed Share Target, "stock value" is calculated as of the later of (1) April 21, 2017, and (2) the date the director or senior executive originally becomes subject to the Stock Ownership Guidelines, as the case may be, based on the average of the closing prices of our common stock for the 30 days leading up to, and inclusive of, the applicable date.

        Following the initial three-year period that the director or senior executive is afforded to achieve his or her individual ownership target under the Stock Ownership Guidelines, until a director or senior executive has satisfied the applicable ownership target, the director or senior executive is required to retain an amount equal to 50% of the net shares received as the result of the exercise, vesting or payment of any Company equity awards granted to the director or executive. Once a director or senior executive achieves his or her individual ownership target, the retention requirements as described above no longer will apply to such director or senior executive unless a disposition by such director or senior executive would cause such individual's stock ownership to fall below his or her ownership target.

  Restrictions on Hedging and Pledging of Company Securities

        Our Insider Trading Policy prohibits short sales of our securities, including a "sale against the box," by our directors and executives. Our Insider Trading Policy also prohibits directors and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, as they involve the establishment of a short position in our securities. Our Insider Trading Policy also prohibits directors and executives from holding our securities in a margin account or pledging such securities as collateral for a loan. Provisions in our Insider Trading Policy that previously would have in certain limited circumstances permitted for exceptions from the hedging and pledging restrictions were eliminated in 2015.

  Employment Agreements with NEOs

        In April 2009, Kevin T. Conroy and Maneesh K. Arora joined us as our President & Chief Executive Officer and Senior Vice President & Chief Financial Officer, respectively. In February 2012, Mr. Arora was promoted to Chief Operating Officer in addition to his title of Chief Financial Officer. In August 2013, Mr. Arora dropped the title of Chief Financial Officer upon the Company's appointment of a new Senior Vice President, Finance. In January 2016, John K. Bakewell joined us as our Chief Financial Officer. In November 2016, Jeffrey T. Elliott became our Chief Financial Officer upon Mr. Bakewell's retirement. In August 2009, Graham P. Lidgard joined us as our Senior Vice President & Chief Science Officer. In January 2015, D. Scott Coward joined us as Senior Vice President, General Counsel & Secretary. In connection with each of these appointments we have entered into an employment agreement under which we have agreed to certain compensation arrangements and severance and change of control benefits. At this time, the Board does not intend to provide any additional tax gross-up payments to employees it may hire in the future.

        Each of these packages was determined based on negotiations with the applicable NEO and taking into account his background and qualifications and the nature of his position. We believe that these compensation packages are appropriate in light of the intense competition for top executives in the biotechnology field and among similarly-situated companies, and that the terms of these arrangements are consistent with our executive compensation goals, including the balancing of short-term and long-term compensation to properly motivate our NEOs.

  Conroy Employment Agreement

        Mr. Conroy's employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 50% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. For 2016, Mr. Conroy's base salary was $575,000 and his target bonus opportunity was 75% of his base salary. Pursuant to his employment agreement, Mr. Conroy was also granted an option to purchase 2.5 million shares of our common stock at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Conroy was hired).

        Under his agreement, Mr. Conroy would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 3 below. The agreement also prohibits Mr. Conroy from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

  Arora Employment Agreement

        Mr. Arora's employment agreement, dated March 18, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. For 2016, Mr. Arora's base salary was $453,200 and his target bonus opportunity was 60% of his base salary. Pursuant to his employment agreement, Mr. Arora was also granted an option to purchase 1.25 million shares of our common stock, at an exercise price of $0.83 (the closing price of our common stock on the NASDAQ Capital Market on the date Mr. Arora was hired).

        Under his agreement, Mr. Arora would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 3 below. The agreement also prohibits Mr. Arora from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

  Lidgard Employment Agreement

        Dr. Lidgard's employment agreement, dated August 1, 2009, provides for a minimum base salary and for a minimum target bonus opportunity equal to at least 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of corporate and individual performance goals to be determined by the Compensation Committee. For 2016, Dr. Lidgard's base salary was $391,400 and his target bonus opportunity was 40% of his base salary. Pursuant to his employment agreement, Dr. Lidgard was also granted an option to purchase 600,000 shares of our common stock, at an exercise price of $2.88 (the closing price of our common stock on the NASDAQ Capital Market on the date Dr. Lidgard was hired).

        Under his agreement, Dr. Lidgard would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 3 below. The agreement also prohibits Dr. Lidgard from engaging in certain activities involving competition with us and from soliciting our employees for an 18-month period following termination of his employment with the Company.

  Elliott Employment Agreement

        Mr. Elliott's employment agreement, dated November 8, 2016, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and the Compensation Committee. Upon being named Chief Financial Officer in November 2016, Mr. Elliott's base salary was $350,000 and his target bonus opportunity was 40% of his base salary. Mr. Elliott also received a signing bonus and a relocation stipend in connection with the employment agreement.

        Under his agreement, Mr. Elliott would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 3 below. The agreement also prohibits Mr. Elliott from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company.

  Coward Employment Agreement

        Mr. Coward's employment agreement, dated October 30, 2014, provides for a minimum base salary and for a minimum target bonus opportunity equal to 40% of his base salary, with the exact amount of any such bonus to be based upon the achievement of certain goals, including corporate and individual goals, to be determined by the Chief Executive Officer and the Compensation Committee. For 2016, Mr. Coward's base salary was $370,800, and his target bonus opportunity was 45% of this base salary. Mr. Coward also received a relocation stipend in connection with the employment agreement. Pursuant to his employment agreement, Mr. Coward was granted RSUs covering 75,000 shares of our common stock, which vest as follows: 25% on the first anniversary of the grant date and the balance on a ratable quarterly basis over a three-year period beginning on the first anniversary of the grant date.

        Under his agreement, Mr. Coward would be entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or Change of Control" beginning on page 3 below. The agreement also prohibits Mr. Coward from soliciting our customers for a 12-month period following termination of his employment with the Company.

  Bakewell Employment Agreement

        Mr. Bakewell's employment agreement, dated January 1, 2016, was terminated in part on November 8, 2016, when Mr. Bakewell retired from the Company. Mr. Bakewell's employment agreement provided for a minimum base salary and for a minimum target bonus opportunity equal to 50% of his base salary, with the exact amount of any such bonus to be based upon achievement of corporate and individual performance goals to be determined by the Board of Directors and/or Compensation Committee after consultation with the Chief Executive Officer. Pursuant to his employment agreement, Mr. Bakewell was granted two RSU awards. The first RSU award covered 238,095 shares of our common stock, which was scheduled to vest as follows: 25% on the first anniversary of the grant date and the balance on a ratable quarterly basis over a three-year period beginning on the first anniversary of the grant date. The second RSU award covered 14,175 shares of our common stock and was scheduled to vest in full on the first anniversary of the grant date. Mr. Bakewell also received a signing bonus in connection with his employment agreement.

        Under his agreement, Mr. Bakewell was entitled to certain payments and benefits in connection with certain termination events or a change of control as described under "Potential Benefits upon Termination or a Change of Control" beginning on page 3 below. The agreement also prohibits Mr. Bakewell from engaging in certain activities involving competition with us and from soliciting our employees or certain of our customers for a 12-month period following termination of his employment with the Company. In connection with Mr. Bakewell's retirement in November 2016, the Company entered into a Separation Agreement and General Release with Mr. Bakewell. Pursuant to the terms of the Separation Agreement, Mr. Bakewell received (1) payments in connection with his retirement equal to 12 months of his current annual base salary and (2) continuation of group health benefits through November 8, 2017. Further, pursuant to the Separation Agreement, 118,341 RSUs that were previously granted to Mr. Bakewell vested upon execution of the Separation Agreement. Mr. Bakewell forfeited all other equity awards.

  Change of Control and Severance

        We believe that providing executives with severance and change of control protection is important for the following reasons:

  •
  to allow executives to fully value the forward looking elements of their compensation packages, and therefore limit retention risk; and

  •
  to provide compensation assurances which are competitive with those of other similarly-situated companies.

        Accordingly, the Company's employment agreements and equity awards generally provide for salary continuation in the event of certain employment terminations beyond the control of the executive, as well as varying degrees of accelerated vesting of equity awards in the event of a change of control of the Company.

        For further information see "Potential Benefits upon Termination or Change of Control" beginning on page 3 below.

Summary Compensation Table for 2016

        The following table represents summary information regarding the compensation of each of NEOs for the three years ended December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)

Kevin T. Conroy	2016	575,000	625,313	1,162,771	817,549	15,900	(3)	3,196,533
Chairman, President and	2015	575,000	277,725	3,668,391	1,119,844	15,900	(3)	5,656,860
Chief Executive Officer	2014	493,833	367,250	1,088,880	1,084,537	15,600	(3)	3,050,100

Maneesh K. Arora	2016	453,200	394,284	904,754	247,943	15,900	(3)	2,016,081
Senior Vice President	2015	440,000	182,160	1,823,678	517,336	15,900	(3)	2,979,074
and Chief Operating Officer	2014	390,000	248,600	614,240	621,144	15,600	(3)	1,889,584

Graham P. Lidgard	2016	391,400	227,012	752,187	181,825	15,900	(3)	1,568,324
Senior Vice President and	2015	381,704	104,880	1,229,810	386,425	15,900	(3)	2,118,719
Chief Science Officer	2014	357,017	161,364	460,680	463,393	15,600	(3)	1,458,054

Jeffrey T. Elliott Chief Financial Officer	2016	157,835	108,156	2,518,999	-	156,447	(4)	2,941,437

D. Scott Coward	2016	370,800	241,947	880,253	181,825	15,900	(3)	1,690,725
Senior Vice President, General Counsel and Secretary	2015	360,000	99,360	3,000,583	276,018	147,687	(5)	3,883,648

John K. Bakewell Former Chief Financial Officer and Principal Financial Officer	2016	400,222	-	2,662,763	-	575,400	(6)	3,638,385

(1)
The amounts shown in this column indicate the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2016. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our NEOs. The amounts shown in this column include the grant date fair value of certain PSUs computed in accordance with FASB ASC Topic 718.

(2)
The amounts shown in this column indicate the grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2016. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our NEOs.

(3)
Represents a matching contribution to our 401(k) plan paid in shares of our common stock.

(4)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) signing bonuses and certain relocation and travel stipends paid in connection with his appointment as Chief Financial Officer in November 2016.

(5)
Represents (i) a matching contribution to our 401(k) plan paid in shares of our common stock and (ii) a relocation stipend in the amount of $131,787 paid to Mr. Coward in connection with his appointment as Senior Vice President, General Counsel and Secretary in January 2015. The relocation stipend was not previously reported in the proxy statement to the Company's 2016 Annual Meeting of Stockholders.

(6)
Represents (i) a signing bonus paid in connection with his appointment as Chief Financial Officer in January 2016 and (ii) certain payments paid to Mr. Bakewell in connection with his retirement in November 2016 as more fully described above in "Employment Agreements with NEOs."

Grants of Plan-Based Awards in 2016

        The following table sets forth all plan-based awards made to our NEOs in 2016.

			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Award Type	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Kevin T. Conroy	Stock Option(2)	02/26/16					247,300	5.70	817,549

	Restricted Stock Units(3)	02/26/16				80,100			456,570

	Performance Share Units(4)	02/26/16	101,466	202,931	304,397				706,201

Maneesh K. Arora	Stock Option(2)	02/26/16					75,000	5.70	247,943

	Restricted Stock Units(3)	02/26/16				48,600			277,020

	Performance Share Units(4)	02/26/16	90,192	180,383	270,575				627,734

Graham P. Lidgard	Stock Option(2)	02/26/16					55,000	5.70	181,825

	Restricted Stock Units(3)	02/26/16				35,600			202,920

	Performance Share Units(4)	02/26/16	78,918	157,835	236,753				549,267

Jeffrey T. Elliott	Restricted Stock Units(3)	07/28/16				75,000			1,299,000

	Performance Share Units(4)	07/28/16	30,303	60,606	90,909				1,219,999

D. Scott Coward	Stock Option(2)	02/26/16					55,000	5.70	181,825

	Restricted Stock Units(3)	02/26/16				85,600			487,920

	Performance Share Units(4)	02/26/16	56,370	112,740	169,109				392,333

John K. Bakewell	Restricted Stock Units(5)	01/01/16				238,095			2,142,855

	Restricted Stock Units(6)	01/01/16				14,175			127,575

	Performance Share Units(4)	02/26/16	56,370	112,740	169,109				392,333

(1)
The amounts shown in this column indicate the grant date fair value of option awards and the grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2016. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by our NEOs.

(2)
The shares underlying this option vest and become exercisable in four equal annual installments beginning on the first anniversary of the grant date.

(3)
Represents RSUs which vests in four equal annual installments beginning on the first anniversary of the grant date.

(4)
Represents a PSU award. For further information, see "2016 Performance Share Unit Awards" below.

(5)
Represents RSUs which would have vested as follows: 25% on the first anniversary of the grant date, and the balance on a ratable quarterly basis over a three-year period beginning on the first anniversary of the grant date.

(6)
Represents RSUs which would have vested in full on the first anniversary of the grant date.

  2016 Performance Share Unit Awards

        In February 2016 (and, in the case of Mr. Elliott, July 2016), we granted Mr. Conroy, Mr. Arora, Dr. Lidgard, Mr. Elliott, Mr. Coward and Mr. Bakewell PSUs covering, (i) at the target amounts, 202,931, 180,383, 157,835, 60,606, 112,740 and 112,740 shares, respectively, and (ii) upon achievement of all performance-based vesting terms contained therein, 304,397, 270,575, 236,753, 90,909, 169,109 and 169,109 shares, respectively. Each PSU represents a contingent right to receive one share of our common stock. These PSUs are subject to performance-based vesting requirements tied to the average market price of our common stock during the 20 trading days preceding December 31, 2018 and are subject to forfeiture to the extent these requirements are not satisfied.

Outstanding Equity Awards at December 31, 2016

        The following table presents information about unexercised options and unvested RSUs, PSUs and shares of restricted stock that were held by our NEOs as of December 31, 2016.

	Options Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Kevin T. Conroy	1,018,076	-		0.83	03/18/19	211,675	(3)	2,827,978	101,466	1,355,586
	94,425	-		9.07	02/27/22
	79,500	26,500	(4)	10.82	02/22/23
	55,000	55,000	(5)	13.96	02/24/24
	17,750	53,250	(6)	23.38	03/09/25
	-	247,300	(7)	5.70	02/26/26

Maneesh K. Arora	52,500	-		9.07	02/27/22	111,650	(8)	1,491,644	90,192	1,204,965
	29,625	9,875	(4)	10.82	02/22/23
	31,500	31,500	(5)	13.96	02/24/24
	8,200	24,600	(6)	23.38	03/09/25
	-	75,000	(7)	5.70	02/26/26

Graham P. Lidgard	52,500	-		9.07	02/27/22	84,600	(9)	1,130,256	78,918	1,054,344
	29,625	9,875	(4)	10.82	02/22/23
	23,500	23,500	(5)	13.96	02/24/24
	6,125	18,375	(6)	23.38	03/09/25
	-	55,000	(7)	5.70	02/26/26

Jeffrey T. Elliott	-	-				75,000	(10)	1,002,000	30,303	404,848

D. Scott Coward	4,375	13,125	(6)	23.38	03/09/25	141,175	(11)	1,886,098	56,370	753,103
	-	55,000	(7)	5.70	02/26/26

John K. Bakewell	-	-				-		-	-	-

(1)
The market value of unvested and unearned shares of restricted stock and RSUs is based on the closing price of our common stock on December 31, 2016 ($13.36).

(2)
Represents the unearned portion of certain PSUs, which vest based upon the achievement of certain stock price milestones, specifically, the average market price of the Company's common stock during the 20 trading days ending December 31, 2018. In accordance with SEC rules, the amounts represent the threshold amounts payable in connection with such PSU awards.

(3)
Represents the unvested portions of certain RSUs that vest as follows: (1) 19,375 shares that vested on February 22, 2017; (2) 39,000 shares that vest in two equal annual installments beginning on February 24, 2017; (3) 73,200 shares that vest in three equal annual installments beginning on March 9, 2017; and (4) 80,100 shares that vest in four equal annual installments beginning on February 26, 2017.

(4)
Represents the unvested portion of an option grant that vested on February 22, 2017.

(5)
Represents the unvested portion of an option grant that vests in two equal annual installments beginning on February 24, 2017.

(6)
Represents the unvested portion of an option grant that vests in three equal annual installments beginning on March 9, 2017.

(7)
Represents the unvested portion of an option grant that vests in four equal annual installments beginning on February 26, 2017.

(8)
Represents the unvested portions of certain RSUs that vest as follows: (1) 7,225 shares that vested on February 22, 2017; (2) 22,000 shares that vest in two equal annual installments beginning on February 24, 2017; (3) 33,825 shares that vest in three equal annual installments beginning on March 9, 2017; and (4) 48,600 shares that vest in four equal annual installments beginning on February 26, 2017.

(9)
Represents the unvested portions of certain RSUs that vest as follows: (1) 7,225 shares that vested on February 22, 2017; (2) 16,500 shares that vest in two equal annual installments beginning on February 24, 2017; (3) 25,275 shares that vest in three equal annual installments beginning on March 9, 2017; and (4) 35,600 shares that vest in four equal annual installments beginning on February 26, 2017.

(10)
Represents the unvested portion of RSUs that vest in four equal annual installments beginning on July 28, 2017.

(11)
Represents the unvested portion of certain RSUs that vest as follows: (1) 37,500 shares that vest on a ratable quarterly basis over a two-year period beginning on January 1, 2017; (2) 18,075 shares that vest in three equal annual installments beginning on March 9, 2017; and (3) 85,600 shares that vest in four equal annual installments beginning on February 26, 2017.

2016 Option Exercises and Stock Vested Table

        The following table sets forth information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2016.

	Option Awards		Stock Awards

Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Kevin T. Conroy	898,999	12,023,937	88,275	702,357
Maneesh K. Arora	872,500	12,357,077	54,500	492,608
Graham P. Lidgard	375,000	5,308,503	48,900	458,824
Jeffrey T. Elliott	-	-	-	-
D. Scott Coward	-	-	43,525	449,045
John K. Bakewell	-	-	-	-

(1)
Value realized is calculated based on the difference between the closing price of our common stock on the date of exercise and the exercise price of the stock option.

(2)
Value realized is calculated based on the closing price of our common stock on the date of vesting.

Potential Benefits upon Termination or Change of Control

  Severance and Change of Control Arrangements in General

        We have entered into employment agreements and maintain certain plans that will require us to provide compensation and other benefits to our executive officers in connection with certain events related to a termination of employment or change of control.

  Conroy Employment Agreement

        Under his employment agreement, Mr. Conroy would, upon termination without "cause," resignation for "good reason" or certain "change of control" events (in each case as defined in Mr. Conroy's agreement), be entitled to receive certain benefits, as described below.

        Under Mr. Conroy's employment agreement, upon termination without cause or resignation for good reason, Mr. Conroy would become entitled to receive the following:

  •
  Salary continuation for a period of 18 months at his then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had Mr. Conroy's employment not terminated;

  •
  The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which Mr. Conroy's employment was terminated;

  •
  If Mr. Conroy elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date Mr. Conroy obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

  •
  The vesting of the then unvested equity awards granted to Mr. Conroy (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards (other than PSUs)) will immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

        Under Mr. Conroy's employment agreement, in connection with a change of control, Mr. Conroy would become entitled to receive the following:

  •
  In the event of termination by us without cause or by Mr. Conroy for good reason, within 12 months before, or if Mr. Conroy remains employed with the Company on the effective date of, a change of control, a lump-sum payment equal to 24 months base salary and his pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to Mr. Conroy in connection with the termination of his employment by the Company without cause or by Mr. Conroy with good reason within the 12 months preceding a change of control would be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plans, or other equity awards), subject to Mr. Conroy's agreement to remain employed by the

    Company or any successor, if requested, for a period of at least six months following the change of control at his then current base salary;

  •
  In the event Mr. Conroy's employment is terminated by the Company without cause or by Mr. Conroy for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company's Board of Directors, Mr. Conroy shall be deemed to remain an employee for purposes of the incentive plan to which he is entitled to participate pursuant to his employment agreement (the "Employment Agreement LTIP") as of the effective date of the change of control and will receive a full payout under the Employment Agreement LTIP as described in his employment agreement as though he remained an employee of the Company as of the effective date of such change of control; and

  •
  A tax gross-up payment in an amount sufficient to cause the net amount retained by him, after deduction of any parachute payment excise taxes, to equal the amounts payable as described above. At this time, the Board does not intend to provide any additional tax gross-up payments to employees it may hire in the future.

  Arora, Lidgard, Elliott, Coward and Bakewell Employment Agreements

        Under their employment agreements, Mr. Arora, Dr. Lidgard, Mr. Elliott, Mr. Coward and Mr. Bakewell would, upon termination without "cause," resignation for "good reason" or certain "change of control" events (in each case as defined in their respective agreements), receive certain benefits, as described below.

        Under their employment agreements, upon termination without cause or resignation for good reason, Mr. Arora, Dr. Lidgard, Mr. Elliott, Mr. Coward and Mr. Bakewell would become entitled to receive the following:

  •
  Salary continuation for a period of 15 months (12 months for Mr. Elliott, Mr. Coward and Mr. Bakewell) at his then current base salary;

  •
  Any accrued but unpaid base salary as of the termination date;

  •
  Any accrued but unpaid bonus, including any performance-based bonus, as of the termination date, on the same terms and at the same times as would have applied had the executive's employment not terminated;

  •
  The pro rata portion of a target bonus or any other performance-based bonus, provided that an annual incentive bonus is paid to other senior executives of the Company at the end of the applicable period within which the executive's employment was terminated;

  •
  If the executive elects COBRA coverage for health and/or dental insurance, Company-paid monthly premium payments for such coverage until the earliest of: (1) 12 months from the termination date; (2) the date the executive obtains employment offering health and/or dental coverage comparable to that offered by the Company; or (3) the date COBRA coverage would otherwise terminate;

  •
  A payment of $10,000 towards the cost of an outplacement consulting package within 30 days of termination;

  •
  The vesting of the then unvested equity awards granted to the executive (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards (other than PSUs)) will immediately accelerate by a period of 12 months; and

  •
  A change in the exercise period for vested equity awards such that vested equity awards become exercisable until the earlier of (1) two years from the date of termination of employment and (2) the latest date on which those equity awards expire or are eligible to be exercised under the grant agreements, determined without regard to such termination or resignation.

        Under their employment agreements, in connection with a change of control, Mr. Arora and Dr. Lidgard would become entitled to receive the following:

  •
  In the event of termination by us without cause or by the executive for good reason within 12 months before, or if the executive remains employed with the Company on the effective date of, a change of control, a lump-sum payment equal to 18 months base salary and the executive's pro rata target bonus through the effective date of the change of control; provided, that any payments previously made to the executive in connection with the termination of his employment by the Company without cause or by the executive with good reason within the 12 months preceding a change of control will be credited against any such lump-sum payment;

  •
  Accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock or stock purchase rights under the Company's equity compensation plan, or other equity awards), subject to the executive's agreement to remain employed by the Company or any successor, if requested, for a period of at least six months following the change of control at his then current base salary; and

  •
  In the event the executive's employment is terminated by the Company without cause or by the executive for good reason in anticipation or contemplation of a pending or potential change of control or while a potential change of control is under consideration or being negotiated by the Company's Board of Directors, the executive will be deemed to remain an employee for purposes of the Long Term Incentive Plan as of the effective date of the change of control and will receive a full payout under the Long Term Incentive Plan as described in his respective employment agreement as though he remained an employee of the Company as of the effective date of such change of control.

        Under Mr. Elliott's, Mr. Coward's and Mr. Bakewell's employment agreements, Mr. Elliott, Mr. Coward and Mr. Bakewell would become entitled to accelerated vesting of all outstanding unvested equity awards (whether stock options, restricted stock, RSUs or stock purchase rights under the Company's equity compensation plans, or other equity awards) if (1) within 12 months after a change of control, he is terminated by the Company (or any successor) without cause or he terminates for good reason, (2) a change of control happens within four months after the Company terminates him without cause or he terminates for good reason or (3) he remains employed by the Company (or any successor) for at least six months following a change of control.

  Conditions to Receipt of Severance and Change of Control Benefits

        Under Mr. Conroy's employment agreement, the Company's obligations to provide Mr. Conroy with the severance benefits described above are contingent on:

  •
  Mr. Conroy's resignation from the Board of Directors in the event of any termination of Mr. Conroy's employment with the Company or upon the request of the Board of Directors in connection with any change of control;

  •
  Mr. Conroy's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company and his not revoking such release within 21 days after his date of termination;

  •
  Mr. Conroy's compliance with his Employee Confidentiality and Assignment Agreement with the Company;

  •
  Mr. Conroy's compliance with the 18-month non-competition covenant in his employment agreement; and

  •
  Mr. Conroy's compliance with the 18-month non-solicitation covenant in his employment agreement.

        Under Mr. Arora's, Dr. Lidgard's, Mr. Elliott's, Mr. Coward's and Mr. Bakewell's employment agreements, the Company's obligations to provide the severance benefits described above are contingent on:

  •
  The executive's delivery of a signed waiver and release in a form reasonably satisfactory to the Company of all claims he may have against the Company which such release he does not revoke within 21 days after his date of termination;

  •
  The executive's compliance with the terms of his Employee Confidentiality and Assignment Agreement with the Company;

  •
  The executive's compliance with the 18-month (12-month for Mr. Elliott and Mr. Bakewell) non-competition covenant set forth in the executive's employment agreement; and

  •
  The executive's compliance with the 18-month (12-month for Mr. Elliott, Mr. Coward and Mr. Bakewell) non-solicitation covenant set forth in the executive's employment agreement.

  Death or Disability

        In accordance with each NEO's employment agreement, in the event of the death or disability of the executive during the executive's employment term, the following will occur:

  •
  The executive's employment and the executive's employment agreement will immediately and automatically terminate;

  •
  The Company will pay the executive (or in the case of death, the executive's designated beneficiary) the executive's base salary and accrued but unpaid bonuses, in each case up to the date of termination; and

  •
  All equity awards granted to the executive, whether stock options or stock purchase rights under the Company's equity compensation plans, or other equity awards, that are unvested at the time of termination will immediately become fully vested and exercisable upon such termination.

  Long Term Incentive Plan

        As part of their employment agreements, we have established a Long Term Incentive Plan pursuant to which Mr. Conroy, Mr. Arora and Dr. Lidgard would be entitled to receive a cash payment upon a change of control based on the equity value of the Company as reflected in the following table.

	Portion of Equity Value

Name	From $100 million to $500 million	Each incremental $50 million from $500 million to $1 billion	Each incremental $50 million from $1 billion to $2 billion	Any amount over $2 billion

Kevin T. Conroy	1.00%	0.50%	0.25%	0.00%

Maneesh K. Arora	0.50%	0.25%	0.125%	0.00%

Graham P. Lidgard	0.50%	0.25%	0.125%	0.00%

  Potential Payments upon Termination or Change of Control

        The following table sets forth the estimated post-employment compensation and benefits that would have been payable to our NEOs under their employment agreements, assuming that each covered circumstance occurred on December 31, 2016.

        Where amounts are reflected in multiple columns in the table, this does not mean that the officer would be entitled to duplicate payments. For example, the executive would be entitled to receive up to, but no more than, the maximum amount reflected in the Cash Severance row upon a severance or a change of control (or a combination of the two events).

Name and Benefit	Severance Eligible Termination ** ($)		Change of Control ($)		Severance Eligible Termination and Change of Control Within 12 Months ** ($)		Death or Disability ($)

Kevin T. Conroy
Cash Severance	862,500	(1)	1,150,000	(2)	1,150,000	(2)	-
Bonus	625,313	(3)	625,313	(3)	625,313	(3)	-
Options and Restricted Stock	1,653,778	(4)	6,453,718	(4)	6,453,718	(4)	6,453,718	(4)
Long-Term Incentive Plan	-		8,625,000	(5)	8,625,000	(5)	-
COBRA Benefits	10,310	(6)	-		10,310	(6)	-
Outplacement Consulting	10,000		-		10,000		-
Parachute Tax Gross-up	-		6,245,212	(7)	6,231,850	(7)	-
Total estimated value	3,161,901		23,099,243		23,106,191		6,453,718

Maneesh K. Arora
Cash Severance	566,500	(8)	679,800	(1)	679,800	(1)	-
Bonus	394,284	(3)	394,284	(3)	394,284	(3)	-
Options and Restricted Stock	725,152	(4)	3,570,436	(4)	3,570,436	(4)	3,570,436	(4)
Long-Term Incentive Plan	-		4,312,500	(5)	4,312,500	(5)	-
COBRA Benefits	10,310	(6)	-		10,310	(6)	-
Outplacement Consulting	10,000		-		10,000		-
Total estimated value	1,706,246		8,957,020		8,977,330		3,570,436

Graham P. Lidgard
Cash Severance	489,250	(8)	587,100	(1)	587,100	(1)	-
Bonus	227,012	(3)	227,012	(3)	227,012	(3)	-
Options and Restricted Stock	568,616	(4)	2,870,946	(4)	2,870,946	(4)	2,870,946	(4)
Long-Term Incentive Plan	-		4,312,500	(5)	4,312,500	(5)	-
COBRA Benefits	7,589	(6)	-		7,589	(6)	-
Outplacement Consulting	10,000		-		10,000		-
Total estimated value	1,302,467		7,997,558		8,015,147		2,870,946

Jeffrey T. Elliott
Cash Severance	350,000	(9)	-		350,000	(9)	-
Bonus	108,156	(3)	108,156	(3)	108,156	(3)	-
Options and Restricted Stock	250,500	(4)	1,498,992	(4)	1,498,992	(4)	1,498,992	(4)
COBRA Benefits	20,187	(6)	-		20,187	(6)	-
Outplacement Consulting	10,000		-		10,000		-
Total estimated value	738,843		1,607,148		1,987,335		1,498,992

D. Scott Coward
Cash Severance	370,800	(9)	-		370,800	(9)	-
Bonus	241,947	(3)	241,947	(3)	241,947	(3)	-
Options and Restricted Stock	722,223	(4)	3,231,902	(4)	3,231,902	(4)	3,231,902	(4)
COBRA Benefits	10,310	(6)	-		10,310	(6)	-
Outplacement Consulting	10,000		-		10,000		-
Total estimated value	1,355,280		3,473,849		3,864,959		3,231,902

**
"Severance Eligible Termination" means the executive's termination by the Company without cause or by the executive for good reason.

(1)
Represents 18 months severance.

(2)
Represents 24 months severance.

(3)
Represents 2016 bonus award.

(4)
Represents the value of unvested options, RSUs, PSUs and shares of restricted stock held on December 31, 2016 accelerated in connection with termination or occurrence of a change of control, based upon the closing market price of the common stock on December 31, 2016 ($13.36).

(5)
Amount represents payment due under the Long Term Incentive Plan assuming a change of control transaction at an equity value equal to the Company's total market capitalization as of December 31, 2016.

(6)
Represents the estimated cost of paying for premiums for health and/or dental insurance for the maximum of 12 months.

(7)
Amount represents the estimated payment for taxes and tax gross-up that would be paid by us for the excise tax that applies to excess parachute payments.

(8)
Represents 15 months severance.

(9)
Represents 12 months severance.

        In connection with his retirement, Mr. Bakewell received severance-eligible termination payments as set forth in the "Summary Compensation Table for 2016" set forth above, which included (1) payments equal to 12 months of his then-current annual base salary; (2) continuation of group health benefits through November 8, 2017 and (3) a relocation stipend. Further, pursuant to the Separation Agreement with Mr. Bakewell, 118,341 RSUs which were previously granted to Mr. Bakewell vested upon execution of the Separation Agreement. Mr. Bakewell forfeited all other equity awards.

Director Compensation

  Compensation Policy for Non-Employee Directors

        We maintain a compensation package for our non-employee directors (the "Director Compensation Policy") to enable us to attract and retain, on a long-term basis, high-caliber non-employee directors.

        Pursuant to the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who continues to serve as a director following such meeting is paid an annual cash retainer as follows:

Board Member Compensation	Annual Retainer ($)

Lead Independent Director	70,000
Director	45,000

Committee Chairperson Compensation	Annual Retainer ($)

Audit Committee	25,000
Compensation Committee	15,000
Corporate Governance and Nominating Committee	10,000

Committee Member Compensation	Annual Retainer ($)

Audit Committee	12,500
Compensation Committee	7,500
Corporate Governance and Nominating Committee	5,000

        In lieu of cash, each non-employee director may elect to receive shares of restricted stock having an equivalent dollar value.

        In addition, non-employee directors are paid cash compensation of $1,500 per meeting in unusual circumstances when (1) the Board or any committee has met more than 10 times per year or (2) the Board creates a special committee.

        Pursuant to the Director Compensation Policy, on the date of each annual stockholders meeting, each non-employee director who is continuing to serve as a director following such meeting is also granted restricted stock or deferred stock units having a value of $200,000 with the number of restricted stock or deferred stock units to be issued being determined based on the closing sale price of the Company's common stock on the grant date. These annual equity grants vest upon the earlier of the first anniversary of the grant date or, if earlier, the date of the next annual stockholders meeting; provided upon the death of a director such director's awards vest in full, upon a director's ceasing to serve for any other reason, such director's awards vest pro rata based on the number of days since the grant date, and upon a change of control, all awards vest in full.

        Pursuant to the Director Compensation Policy, if a director is elected or appointed to the Board of Directors other than on the date of the Company's annual meeting of stockholders, such director's annual cash and equity compensation as described above, for the period between the date of such election or appointment and the date of the Company's next annual meeting of stockholders, shall be granted in a pro rata amount on the date of such annual meeting to reflect the date of such director's election or appointment and the date of the Company's following annual meeting of stockholders. The number of restricted stock or deferred stock units to be issued to the director based on the foregoing pro rata compensation is determined based on the closing sale price of the Company's common stock on the date of such director's appointment, and such restricted stock or deferred stock units shall be fully vested upon grant.

        Upon his or her initial election to the Board of Directors, a new director receives stock options having a grant date fair value computed in accordance with ASC 718 equal to $300,000. Such options vest in three equal annual installments.

        The foregoing compensation is in addition to reimbursement of all out-of-pocket expenses incurred by directors in attending meetings of the Board of Directors.

  Non-Employee Director Compensation in 2016

        The following table provides compensation information for the one-year period ended December 31, 2016 for each non-employee member of our Board of Directors. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)

Thomas D. Carey	-		257,500	(2)	-		257,500

James E. Doyle	57,500		200,000		-		257,500

John A. Fallon, M.D.	94,178	(3)	301,370	(4)	300,000	(5)	695,548

Daniel J. Levangie	-		262,500	(2)	-		262,500

Lionel N. Sterling	30,000		240,000	(6)	-		270,000

David A. Thompson	-		280,000	(2)	-		280,000

Michael S. Wyzga	65,000		200,000		-		265,000

Katherine S. Zanotti	60,000		200,000		-		260,000

(1)
The amounts shown in this column indicate the grant date fair value of stock or option awards, respectively, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. For additional information regarding the assumptions made in calculating these amounts, see the Notes to our audited, consolidated financial statements included in our Annual Report on Form 10-K for 2016. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the directors.

As of December 31, 2016, the non-employee members of our Board of Directors held unexercised stock options and unvested shares of restricted stock and RSUs and deferred stock units as follows:

Name	Number of Securities Underlying Unexercised Options	Unvested Shares of Restricted Stock and Restricted Stock Units

Thomas D. Carey	15,620	11,547

James E. Doyle	18,477	11,547

John A. Fallon, M.D.	84,589	11,547

Daniel J. Levangie	52,472	11,547

Lionel N. Sterling	52,472	11,547

David A. Thompson	52,472	11,547

Michael S. Wyzga	12,608	11,547

Katherine S. Zanotti	33,304	11,547

(2)
Amount includes fees earned in cash but which per the election of the director and in accordance with the Director Compensation Policy was paid in shares of common stock having an equivalent dollar value.

(3)
Includes $31,678 of fees earned in cash for the period between the date of Dr. Fallon's election to the Board of Directors and the date of the 2016 annual meeting of the Company's stockholders, paid in accordance with the Director Compensation Policy.

(4)
Includes $101,370 of stock awards earned for the period between the date of Dr. Fallon's election to the Board of Directors and the date of the 2016 annual meeting of the Company's stockholders, paid in accordance with the Director Compensation Policy.

(5)
Represents a one-time award of stock options granted to Dr. Fallon upon his election to the Board of Directors in January 2016 in accordance with the Director Compensation Policy.

(6)
Includes $40,000 of fees earned in cash but which per the election of the director and in accordance with the Director Compensation Policy was paid in shares of common stock having an equivalent dollar value.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        This Proposal 2 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

        As described in detail under the heading "Compensation and Other Information Concerning Directors and Officers—Compensation Discussion and Analysis" beginning on page 3, our executive compensation program is designed to attract, motivate and retain our executive officers, who are critical to our success. Please read the "Compensation and Other Information Concerning Directors and Officers" section beginning on page 3 for additional details about our executive compensation programs, including information about the 2016 compensation of our named executive officers.

        We are asking our stockholders to indicate their support for our executive compensation programs as described in this proxy statement. This vote is not intended to address any specific term of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our stockholders to vote FOR the following resolution at the annual meeting:

  •
  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis", the compensation tables and any related material disclosed in the proxy statement for the Company's 2017 annual meeting, is hereby APPROVED."

        Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding on our Board of Directors, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

Vote Required for Approval

        The foregoing resolution will be approved if holders of a majority of the shares present or represented at the 2017 annual meeting, in person or by proxy, and voting on Proposal 2 vote in favor of such resolution.

Board Recommendation

        The Board recommends that our stockholders vote FOR approval of this Proposal 2.

PROPOSAL 3—ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

        Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least every six years, the Company is required to submit to its stockholders an advisory vote as to whether the stockholder advisory vote to approve the compensation of its named executive officers, of the nature reflected in Proposal No. 2 above, should occur every year, every two years or every three years. At the 2011 annual meeting of stockholders, the Board of Directors recommended, and a majority of stockholders who cast a vote approved, holding a "say-on-pay" vote every year. Consistent with this recommendation, since 2011, we have held a say-on-pay vote \ annually. This year, we are holding another advisory vote on the frequency of the say-on-pay vote in accordance with Section 14A of the Exchange Act. The proxy card provides stockholders with four choices (every one, two, or three years, or abstain). An abstention will have the same effect as a vote against each frequency.

        After careful consideration, the Board of Directors believes that say-on-pay votes should be held annually. The Board of Directors believes that holding an annual advisory vote on executive compensation provides the Company and the Board of Directors with more direct and immediate feedback on our compensation disclosures and our development of our compensation principles, policies and practices. The Board of Directors believes that an annual advisory vote on executive compensation is consistent both with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation principles, policies and practices generally.

        This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholder approval of a one, two or three-year frequency vote will not require the Company to implement an advisory vote on executive compensation every one, two or three years. The final decision on the frequency of future advisory votes on executive compensation remains with the Board of Directors.

        The Board of Directors values our stockholders' opinions as expressed through their votes and other communications, and the Board of Directors will carefully review the voting results and take them into account in determining how often the Company should conduct an advisory vote on executive compensation.

Vote Required

        The option of one year, two years or three years, respectively, that receives the vote of a majority of the shares present and entitled to vote on the matter will be the frequency option approved by the stockholders.

Board Recommendation

        The Board of Directors recommends that you select EVERY YEAR to advise the Board of Directors as to how often the Company should conduct a stockholder advisory vote on named executive officer compensation.

PROPOSAL 4—APPROVAL OF FIRST AMENDMENT TO 2010 OMNIBUS LONG-TERM INCENTIVE PLAN (AS AMENDED AND RESTATED EFFECTIVE APRIL 28, 2015)

        The Company currently maintains the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) (the "Omnibus Plan"), which was adopted by the Board of Directors on April 28, 2015 and approved by stockholders at our 2015 annual meeting, on July 23, 2015.

        We are asking stockholders to approve a first amendment to the Omnibus Plan (the "Omnibus Plan Amendment No. 1") to, among other things, add 12,700,000 shares of common stock to the pool of shares available for issuance under the Omnibus Plan. Under the Omnibus Plan, the Company initially reserved 4,400,000 shares of common stock for issuance to eligible employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Compensation Committee may determine and designate from time to time, Omnibus Plan awards may take the form of incentive stock options ("ISOs"), non-qualified stock options ("NSOs"), stock appreciation rights ("SARs", restricted stock, restricted stock units ("RSUs"), cash- or stock-based performance awards and other stock-based awards. In 2013, the Company, with stockholder approval, increased the number of shares of common stock reserved under the Omnibus Plan to 7,200,000. In 2015, the Company, with stockholder approval, amended and restated the Omnibus Plan which, in part, increased the number of shares of common stock reserved under the Omnibus Plan to 15,560,000. The Omnibus Plan is scheduled to expire on July 16, 2020.

        The Board of Directors believes that the Omnibus Plan is a key part of the Company's compensation philosophy and programs. Our ability to attract, retain and motivate highly qualified officers, non-employee directors, employees, consultants and advisors is critical to our success. The Board believes that the interests of the Company and its stockholders will be advanced if we can continue to offer our officers, non-employee directors, key employees, consultants and advisors the opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

        In addition to the Omnibus Plan, the Company also maintains the Exact Sciences Corporation 2016 Inducement Award Plan (the "2016 Inducement Award Plan"), under which 1,300,000 shares of common stock were initially reserved for the issuance of stock-based awards to newly hired employees of the Company or individuals re-hired by the Company after a bona fide period of non-employment. The 2016 Inducement Award Plan will expire on the date of our 2017 annual meeting. In connection with its continuous evaluation of the Company's compensation program, the Board of Directors determined that, in lieu of adopting a new inducement award plan to replace the expired Exact Sciences Corporation 2015 Inducement Award Plan and the expiring 2016 Inducement Award Plan, it was in the best interest of the Company to instead, with stockholder approval, increase the number of shares reserved for issuance under the Omnibus Plan pursuant to Omnibus Plan Amendment No. 1 and to issue to newly hired employees stock-based awards under the Omnibus Plan, as opposed to a standalone inducement award plan not approved by the Company's stockholders.

        Other than the proposed increase to the share pool, Omnibus Plan Amendment No. 1 also provides for a one-year minimum required period of service for full or partial exercisability or vesting, as applicable, for all Omnibus Plan awards. An award agreement may reflect, or the Board of Directors may in its discretion provide for, earlier or accelerated exercisability or vesting (on a full or pro rata basis) (1) in the event of the grantee's death or disability, (2) upon a change in control or (3) with respect to a substitute award. Moreover, the minimum required service period will not apply to Omnibus Plan awards involving an aggregate number of shares not exceeding 5% of the number of shares initially available for issuance under Omnibus Plan, as amended by Omnibus Plan Amendment No. 1.

        We currently anticipate that if Omnibus Plan Amendment No. 1 is approved, the number of shares reserved for issuance under the Omnibus Plan will provide us with a sufficient number of shares for at least the next three years. If the Company's stockholders do not approve Omnibus Plan Amendment No. 1, our ability to compensate our key service providers with equity compensation will be significantly limited.

Governance Highlights of Omnibus Plan, as Amended by Omnibus Plan Amendment No. 1

        The Omnibus Plan, as proposed to be amended by Omnibus Plan Amendment No. 1, has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees, non-employee directors and other service providers and stockholders' interests. These provisions include, but are not limited to, the following:

  •
  Minimum Vesting Requirements. Plan awards contain a one-year minimum required period of service for exercisability or vesting (in full or in part), subject to certain exceptions.
  •
  Fungible Share Pool. The plan uses a "fungible share" concept under which awards of options and SARs cause one share per covered share to be removed from the available share pool, while the award of restricted stock, RSUs or other stock-based awards generally will be counted against the pool as 1.61 shares.
  •
  No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.
  •
  No Repricing without Stockholder Approval. Other than in connection with a change in the Company's capitalization, at any time when the purchase price of a stock option or SAR is above the market value of a share, the Company will not, without stockholder approval, reduce the purchase price of the stock option or SAR and will not exchange the stock option or SAR for a new award with a lower (or no) purchase price or for cash.
  •
  No Reload Grants. Reload grants, or the granting of stock options conditioned upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option, are not permitted.
  •
  No Liberal Share Recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award and unissued shares resulting from the net settlement of outstanding options and SARs do not become available for issuance as future awards under the plan.
  •
  No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.
  •
  No Evergreen Provision. The plan does not contain an "evergreen" feature pursuant to which the shares authorized for issuance under the plan can be automatically replenished.
  •
  No Automatic Grants. The plan does not provide for automatic grants to any individual.
  •
  No Tax Gross-Ups. The plan does not provide for any tax gross-ups.
  •
  280G Cutback. If any payment under the plan would cause a grantee to become subject to the excise tax imposed under Code Section 4999, then payments and benefits will be reduced to the amount that would cause the grantee not to be subject to the excise tax if the reduction would put the grantee in a better after tax position than if the grantee were to pay the tax. No tax-gross ups will be provided under the plan.
  •
  Multiple Award Types. The plan permits the issuance of NSOs, ISOs, SARs, RSUs, restricted stock and other types of equity and cash incentive grants. This breadth of award types will enable the Company to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

  •
  Tax-Deductible Cash Incentive Awards. The plan allows for payment of cash incentives, so that future awards may be made to certain covered employees that are eligible to be deducted under Code Section 162(m) as "performance-based compensation."
  •
  Clawback Policy. If any of the Company's financial statements are required to be restated, the Company may recover all or a portion of any award made under the plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement.
  •
  Independent Oversight. The plan is administered by a committee of independent members of the Board of Directors.

Material Features of the Omnibus Plan, as Amended by Omnibus Plan Amendment No. 1

        The material terms of the Omnibus Plan, as amended by Omnibus Plan Amendment No. 1, are summarized below. This summary of the Omnibus Plan is not intended to be a complete description of the Omnibus Plan, as amended by Omnibus Plan Amendment No. 1, and is qualified in its entirety by the actual text of the Omnibus Plan (previously filed as Appendix A to the proxy statement for our 2015 annual meeting of stockholders filed on April 30, 2015), as amended by Omnibus Plan Amendment No. 1, which is attached as Appendix A to this proxy statement. The proposed changes to the Omnibus Plan as a result of Omnibus Plan Amendment No. 1 are set forth in Appendix A.

        Plan Administration.    The Board of Directors has powers and authority related to the administration of the Omnibus Plan as are consistent with our corporate governance documents and applicable law. Pursuant to its charter, the Compensation Committee administers the Omnibus Plan.

        Type of Awards.    The following types of awards are available for grant under the Omnibus Plan: ISOs, NSOs, SARs, restricted stock, RSUs, cash- or stock-based performance awards (as defined in the Omnibus Plan) and other stock-based awards.

        Number of Authorized Shares.    Subject to adjustment (in connection with certain changes in capitalization), the number of shares of our common stock reserved for issuance under the Omnibus Plan, as amended by Omnibus Plan Amendment No. 1, is equal to: (1) 4,400,000, plus (2) effective upon April 30, 2013, 2,800,000, plus (3) effective on April 28, 2015, 8,360,000 plus (4) effective on April 26, 2017 (subject to stockholder approval), 12,700,000. All shares available for issuance under the Omnibus Plan will be available for issuance under ISOs.

        The maximum number of each type of award (other than cash-based performance awards (as defined in the Omnibus Plan)) intended to constitute "performance-based compensation" under Code Section 162(m) granted to any grantee in any 36-month period will not exceed the following:

  •
  options—4,400,000;

  •
  SARs—4,400,000;

  •
  restricted stock—3,250,000;

  •
  RSUs—3,250,000; and

  •
  other stock-based performance awards—3,250,000.

        Omnibus Plan Amendment No. 1 does not change these limits.

        Share Counting.    The Omnibus Plan uses a "fungible share" concept under which awards of options and SARs cause one share per covered share to be removed from the available share pool, while awards of restricted stock, RSUs, or other stock-based awards where the price charged for the award is less than 100% of the fair market value of our common stock will be counted against the pool as 1.61 shares. This number is known as the "fungible share ratio." The number of shares of common stock available for the purpose of awards under the Omnibus Plan will be reduced by: (1) the total number of SARs exercised, regardless of whether any of the shares of common stock underlying the awards are not actually issued to the Grantee as the result of a net settlement; and (2) any shares of common stock used to pay any exercise price or tax withholding obligation with respect to any award. Shares of our common stock underlying any outstanding stock option or other award granted under our 2000 Stock Option and Incentive Plan or any other predecessor stockholder-approved stock plan of the Company that is forfeited, terminated or cancelled for any reason without issuance of the shares will be available for the grant of new awards under the Omnibus Plan. Any award settled in cash will not be counted as shares of our common stock for any purpose under the Omnibus Plan. If any award under the Omnibus Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares of our common stock covered by the award will again be available for the grant of awards under the Omnibus Plan. If shares of our common stock issued pursuant to the Omnibus Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, the shares of our common stock will again be available for the grant of awards under the Omnibus Plan. In addition, in the case of any substitute award (as defined in the Omnibus Plan), the substitute award will not be counted against the number of shares reserved under the Omnibus Plan.

        Eligibility and Participation.    Eligibility to participate in the Omnibus Plan is limited to the employees, officers, non-employee directors, consultants and advisors of the Company, or of any affiliate, as the Compensation Committee may determine and designate from time to time.

  Stock Options and SARs

        Grant of Options and SARs.    The Compensation Committee may award ISOs, NSOs (together, "options"), and SARs to grantees under the Omnibus Plan. SARs may be awarded either in tandem with or as a component of other awards or alone.

        Exercise Price of Options and SARs.    The exercise price per share of an option will be at least 100% of the fair market value per share of our stock underlying the award on the grant date. A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (1) the fair market value of one share of our stock on the date of exercise over (2) the grant price of the SAR as determined by the Compensation Committee. The grant price will be fixed at the fair market value of a share of stock on the grant date. SARs granted in tandem with an outstanding option following the grant date of such option will have a grant price that is equal to the option's exercise price, except that the SAR's grant price may not be less than the fair market value of a share of stock on the grant date of the SAR.

        Vesting of Options and SARs.    The Compensation Committee will determine the terms and conditions (including any performance requirements) under which an option or SAR will become exercisable and will include that information in the award agreement, subject to the Omnibus Plan requirement that awards generally may not become vested or exercisable in less than one year.

        Special Limitations on ISOs.    In the case of a grant of an option intended to qualify as an ISO to a grantee that owns more than 10% of the total combined voting power of all classes of our outstanding stock (a "10% Stockholder"), the exercise price of the option will not be less than 110% of the fair market value of a share of our stock on the grant date. Additionally, an option will constitute an ISO only (1) if the grantee is an employee of the Company or a subsidiary of the Company, (2) to the extent the option is specifically designated as an ISO in the related award agreement, and (3) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of stock with respect to which all ISOs held by the grantee become exercisable for the first time during any calendar year (under the Omnibus Plan and all other plans of the grantee's employer and its affiliates) does not exceed $100,000.

        Exercise of Options and SARs.    An option may be exercised by the delivery to us of written notice of exercise and payment in full of the exercise price (plus the amount of any taxes which we may be required to withhold). The Compensation Committee has the discretion to determine the method or methods by which a SAR may be exercised.

        Expiration of Options and SARs.    Options and SARs will expire at the time the Compensation Committee determines, except that no option may be exercised more than 10 years from its grant date, or in the case of an ISO held by a 10% Stockholder, not more than five years from its grant date.

  Restricted Stock and RSUs

        Restricted Stock.    At the time a grant of restricted stock is made, the Compensation Committee may establish the applicable "restricted period" and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, subject to the Omnibus Plan requirement that awards generally may not become vested or exercisable in less than one year. Unless the Compensation Committee otherwise provides in an award agreement, holders of restricted stock will have the right to vote the stock and the right to receive any dividends declared or paid with respect to the stock. The Compensation Committee may provide that any dividends paid must be reinvested in shares of stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the restricted stock. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant.

        The grantee will be required, to the extent required by applicable law, to purchase the restricted stock at a price equal to the greater of (1) the aggregate par value of the shares of stock represented by the restricted stock or (2) the price, if any, specified in the award agreement relating to the restricted stock. If specified in the award agreement, the price may be deemed paid by services already rendered.

        RSUs.    An RSU is a bookkeeping entry representing the equivalent of shares of stock awarded to a grantee. At the time a grant of RSUs is made, the Compensation Committee may establish the applicable "restricted period" and prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, subject to the Omnibus Plan requirement that awards generally may not become vested or exercisable in less than one year. RSUs will not confer stockholder rights to grantees. The Compensation Committee may provide that the holder of RSUs will be entitled to receive dividend equivalent rights, which may be deemed reinvested in additional RSUs.

  Cash-and-Stock-Based Performance Awards

        The right of a grantee to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to performance conditions specified by the Compensation Committee, subject to the requirement that awards generally may not become vested or exercisable in less than one year. The Compensation Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may, subject to certain limitations in the case of a performance award intended to qualify under Code Section 162(m), exercise its discretion to reduce the amounts payable under any award subject to performance conditions.

        We may intend for performance awards granted to persons who are designated by the Compensation Committee as likely to be "covered employees" within the meaning of Code Section 162(m) to, if so designated by the Compensation Committee, qualify as "performance-based compensation" within the meaning of Code Section 162(m). The grant, exercise and/or settlement of any performance awards may be contingent upon achievement of pre-established performance goals which may consist of one or more business criteria and a targeted level or levels of performance with respect to each of the criterion.

        The maximum amount of each cash-based performance award intended to constitute "performance-based compensation" under Code Section 162(m) granted to a grantee in any 12-month period may not exceed $5,000,000.

        One or more of the following business criteria for the Company (or any derivation thereof) will be used exclusively by the Compensation Committee in establishing performance goals for performance awards:

  •
  net sales;
  •
  revenue;
  •
  revenue growth or product revenue growth;
  •
  operating income (before or after taxes);
  •
  pre-or after-tax income (before or after allocation of corporate overhead and bonuses);
  •
  net earnings;
  •
  earnings per share;
  •
  net income (before or after taxes);
  •
  return on equity;
  •
  total stockholder return;
  •
  return on assets or net assets;
  •
  appreciation in and/or maintenance of, share price;
  •
  market share;
  •
  gross profits;
  •
  earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);
  •
  economic value-added models or equivalent metrics;
  •
  comparisons with various stock market indices;
  •
  reduction in costs;
  •
  cash flows or cash flows per share (before or after dividends);
  •
  return on capital (including return on total capital or return on invested capital);
  •
  cash flow return on investment;
  •
  improvement in or attainment of expense levels or working capital levels;
  •
  operating margins;

  •
  gross margins or cash margin;
  •
  year-end cash;
  •
  debt reductions;
  •
  stockholder equity;
  •
  regulatory performance;
  •
  implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel; or
  •
  to the extent permitted by applicable law, any other business criteria as determined by the Compensation Committee.

Omnibus Plan Amendment No. 1 does not change this list of business criteria.

  Other Stock-Based Awards

        The Compensation Committee may, in its discretion, grant other stock-based awards, consisting of stock units or other awards, valued in whole or in part by reference to, or otherwise based upon, our common stock. The terms of other stock-based awards will be set forth in the applicable award agreements, subject to the Omnibus Plan requirement that awards generally may not become vested or exercisable in less than one year.

  Effect of Certain Transactions

        Except as otherwise provided in an award agreement, in the event of the liquidation or dissolution of the Company or a reorganization, merger, exchange or consolidation of the Company or involving the shares of our common stock (a "transaction"), the Omnibus Plan and the awards issued pursuant to the plan will continue in effect in accordance with their respective terms, except that following a transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the transaction or (2) if not so provided in the agreement, each grantee will be entitled to receive in respect of each share of our common stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of our common stock was entitled to receive in the transaction in respect of a share of common stock, except that, unless otherwise determined by the Compensation Committee, such stock, securities, cash, property or other consideration will remain subject to all of the conditions, restrictions and performance criteria which were applicable to the awards prior to the transaction. The treatment of outstanding options and SARs in connection with a transaction in which the consideration paid or distributed to our stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon consummation of the transaction as long as, at the election of the Compensation Committee, (1) the holders of affected options and SARs have been given a period of at least 15 days prior to the date of the consummation of the transaction to exercise the options or SARs (whether or not they were otherwise exercisable) or (2) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our stockholders in the transaction (the value of any non-cash consideration to be determined by the Compensation Committee in its sole discretion) over the option or SAR exercise price, as applicable.

        Change in Control.    Except as otherwise specifically provided in the applicable award agreement, upon the consummation of a change in control (as defined in the Omnibus Plan): all outstanding awards will remain the obligation of the Company or be assumed by the surviving or acquiring entity, and there will be automatically substituted for the shares of our common stock then subject to the awards the consideration payable with respect of the outstanding shares of our common stock in connection with the change in control and all outstanding awards will vest as if the vesting start date with respect to the award was one year prior to the vesting start date set forth in the award agreement relating to the award. In addition to the foregoing, with respect to awards granted prior to the consummation of the change in control, in the event that any grantee who remains an employee of the Company or the acquiring or surviving entity immediately following the consummation of the change in control is terminated without cause (as defined in the Omnibus Plan) or terminates his or her own employment for good reason (as defined in the Omnibus Plan) prior to the first anniversary of the consummation of the change in control: (1) all options outstanding on the date the grantee's employment is terminated, will become immediately exercisable in full and will terminate, to the extent unexercised, on their scheduled expiration date, and if the shares of our common stock subject to the options are subject to repurchase provisions then the repurchase restrictions will immediately lapse; (2) all restricted stock awards outstanding on the date the grantee's employment is terminated, will become free of all repurchase provisions; and (3) all other stock-based awards will become exercisable, realizable or vested in full, or will be free of all repurchase provisions, as the case may be.

        Deferral Arrangements.    The Compensation Committee may provide in the applicable award agreements for actions that will be taken upon a grantee's separation from service from the Company.

        Tax Withholding and Tax Offset Payments.    We will have the right to deduct from payments of any kind otherwise due to a grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares of stock upon the exercise of an option or pursuant to an award.

        Term of Plan.    Unless earlier terminated by the Board of Directors, the authority to make grants under the Omnibus Plan will terminate on July 16, 2020.

        Amendment and Termination.    The Board of Directors may, at any time and from time to time, amend, suspend, or terminate the Omnibus Plan as to any shares of stock as to which awards have not been made. An amendment will be contingent on approval of our stockholders to the extent stated by the Board of Directors, required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the Omnibus Plan. No amendment, suspension or termination of the Omnibus Plan will, without the consent of the grantee, impair rights or obligations under any award theretofore awarded under the Omnibus Plan.

        Clawback Policy.    If any of the Company's financial statements are required to be restated, the Company may recover all or a portion of any award made under the Omnibus Plan with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement. The amount to be recovered will be the amount by which the affected award exceeds the amount that would have been payable had the financial statements been initially filed as restated. Moreover, any award, amount or benefit received under the Omnibus Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, as may be in effect from time to time, whether adopted prior to or following the date of the award.

        New Plan Benefits.    If Omnibus Plan Amendment No. 1 is adopted, there will be additional shares available under the Omnibus Plan for awards to officers, employees and non-employee directors. The benefits to be received by grantees in the normal course under the Omnibus Plan cannot be determined at this time because grants under the Omnibus Plan are made at the discretion of the Board of Directors. However, on January 31, 2017, the Compensation Committee of the Board of Directors approved awards of stock options and RSUs to certain officers and employees of the Company that are contingent on the approval of Omnibus Plan Amendment No. 1 by our stockholders. As a result, if Omnibus Plan Amendment No. 1 is approved by our stockholders, we anticipate that our executive officers and employees will receive the following:

Name and Position	Number of Stock Options	Number of RSUs

Kevin T. Conroy, Chairman, President and Chief Executive Officer	240,000	137,300

Maneesh K. Arora, Senior Vice President, Chief Operating Officer and Director	132,000	75,500

Graham P. Lidgard, Senior Vice President and Chief Science Officer	81,000	46,300

Jeffrey T. Elliott, Chief Financial Officer	65,000	37,200

D. Scott Coward, Senior Vice President, General Counsel and Secretary	75,000	51,400

Executive Group	593,000	347,700

Non-Employee Director Group	-	-

Non-Executive Officer Employee Group	224,019	129,946

        If Omnibus Plan Amendment No. 1 is approved by our stockholders, the stock options and RSUs set forth in the table above will be granted effective January 31, 2017 and, in the case of the stock options, will have an exercise price based on the closing price of our common stock on that date. These stock options and RSUs will vest in four equal annual installments beginning on the first anniversary of the date of grant, and the stock options will expire on the ten year anniversary of the date of grant.

  Federal Income Tax Consequences.

        The following is a summary of the general federal income tax consequences to the Company and to U.S. taxpayers of awards granted under the Omnibus Plan. Tax consequences for any particular individual or under state or non-U.S. tax laws may be different.

  NSOs and SARs.

        No taxable income is reportable when a NSO or SAR is granted. Upon exercise, generally, the grantee will have ordinary income equal to the fair market value of the underlying shares of stock on the exercise date minus the exercise price. Any gain or loss upon the disposition of the stock received upon exercise will be capital gain or loss to the grantee if the appropriate holding period under federal tax law is met for such treatment.

  ISOs.

        No taxable income is reportable when an ISO is granted or exercised (except for grantees who are subject to the alternative minimum tax, who may be required to recognize income in the year in which the ISO is exercised). If the grantee exercises the ISO and then sells the underlying shares of stock more than two years after the grant date and more than one year after the exercise date, the excess of the sale price over the exercise price will be taxed as long-term capital gain or loss. If the grantee exercises the ISO and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the ISO.

  Restricted Stock and RSUs.

        A grantee of restricted stock or RSUs will not have taxable income upon the grant unless, in the case of restricted stock, he or she elects to be taxed at that time. Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

  Cash-and-Stock-Based Performance Awards and Other Stock-Based Awards.

        Typically, a grantee will not have taxable income upon the grant of cash or stock-based performance awards or other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the grantee.

  Tax Effect for the Company.

        We generally will receive a tax deduction for any ordinary income recognized by a grantee in respect of an award under the Omnibus Plan (for example, upon the exercise of a NSO). In the case of ISOs that meet the holding period requirements described above, the grantee will not recognize ordinary income; therefore, we will not receive a deduction.

        Under Code Section 162(m), we may be prohibited from deducting compensation paid to "covered employees" in excess of $1 million per person in any year. Our "covered employees" are defined as our chief executive officer and our three other most highly compensated named executive officers (excluding our chief financial officer). Compensation that qualifies as "performance-based" is not subject to the $1 million limit. Because it is the policy of the Company, the Board of Directors and the Compensation Committee to maximize long-term stockholder value, tax deductibility is not the only consideration in awarding compensation under the Omnibus Plan or awarding compensation in general. Further, stockholder approval of the Omnibus Plan or Omnibus Plan Amendment No. 1 does not guarantee that all compensation awarded under the Omnibus Plan or otherwise will qualify as qualified performance-based compensation or otherwise be deductible. The Board of Directors and the Compensation Committee retain the flexibility and discretion to award compensation that may not be tax deductible. Moreover, even if we intend to grant compensation that qualifies as performance-based compensation under the Omnibus Plan, we cannot guarantee that such compensation will so qualify or will ultimately be deductible.

Vote Required for Approval

        Omnibus Plan Amendment No. 1 will be approved if holders of a majority of the shares present or represented at our 2017 annual meeting of stockholders, in person or by proxy, and voting on Proposal 4 vote in favor of Omnibus Plan Amendment No. 1.

Board Recommendation

        The Board recommends that the stockholders vote FOR approval of Omnibus Plan Amendment No. 1.

EQUITY COMPENSATION PLAN INFORMATION

        We maintain the following equity compensation plans under which our equity securities that have been issued or are authorized for issuance to our employees and/or directors: the 2000 Stock Option and Incentive Plan, 2010 Omnibus Long-Term Incentive Plan, the 2010 Employee Stock Purchase Plan, the 2015 Inducement Award Plan and the 2016 Inducement Award Plan. Each of the foregoing equity compensation plans was approved by our stockholders. The following table presents information about these plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities outstanding)

Equity compensation plans approved by security holders	8,356,887	(1)	$7.00	(2)	3,432,944	(3)
Equity compensation plans not approved by security holders	657,534	(4)	N/A		845,604	(5)

Total	9,014,421		$7.00		4,278,548

(1)
Includes 5,508,940 outstanding RSUs under plans approved by our security holders.

(2)
Does not reflect RSUs included in the first column that do not have an exercise price.

(3)
Consists of 1,426,375 shares of common stock available for future issuance under our 2010 Omnibus Long-Term Incentive Plan and 2,006,569 shares of common stock available for future issuance under our 2010 Employee Stock Purchase Plan.

(4)
Reflects RSUs issued pursuant to the Exact Sciences Corporation 2015 Inducement Award Plan and the Exact Sciences Corporation 2016 Inducement Award Plan granted to 248 Company employees in connection with their hiring. These inducement RSU awards convert into common stock on a one-for-one basis upon vesting and vest in four equal annual installments beginning on the first anniversary of the applicable grant date.

(5)
Represents shares of common stock available for issuance under the Exact Sciences Corporation 2016 Inducement Award Plan.

PROPOSAL 5—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2017. We are presenting this selection to our stockholders for ratification at the annual meeting.

        BDO audited our consolidated financial statements for 2016. A representative of BDO is expected to be present at the 2017 Annual Meeting. In addition to having the opportunity to make a statement, the BDO representative will be available to respond to any appropriate questions.

Vote Required for Approval

        Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the shares present or represented at the 2017 Annual Meeting, in person or by proxy, and voting on such ratification. If our stockholders fail to ratify the selection of BDO as the independent registered public accounting firm for 2017, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

        The Board recommends that our stockholders vote FOR ratification of the appointment of BDO as our independent registered public accounting firm for 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Other than as described below and compensation agreements and other arrangements which are described in "Compensation And Other Information Concerning Directors And Officers" beginning on page 3, in 2016 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        The Company is contemplating engaging Perspective Group LLC, an executive search firm in which Thomas Carey is majority owner, to perform certain executive searches. Under the terms of the contemplated two year engagement, it is expected that the Company will pay Perspective Group up to $200,000 of fees per year.

        In October 2009, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Audit Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Audit Committee is not feasible, the Audit Committee shall consider the related person transaction and, if the Audit Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees billed or expected to be billed by BDO for 2016 and 2015 for audit and non-audit services, including "out-of-pocket" expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2016	2015

Audit Fees (1)	$488,761	$463,994
Audit-Related Fees (2)	16,015	15,450
Tax Fees	-	-
All Other Fees (3)	111,796	-

Total	$616,572	$479,444

(1)
Audit fees include fees for professional services rendered for the audit of our consolidated annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)
Audit-related fees include fees for professional services rendered for the audit of our 401(k) Plan.

(3)
All other fees include fees for professional services rendered in connection with certain consulting projects undertaken by the Company.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy that requires that all services to be provided by the Company's independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and permitted non-audit services provided by BDO during 2016 pursuant to this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of copies of such filings, we believe that all reporting persons complied on a timely basis with all Section 16(a) filing requirements during the year ended December 31, 2016, except that Scott Coward filed one late Form 4 with respect to the granting of stock options and restricted stock units.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the 2017 Annual Meeting other than those items stated above. If any other business should come before the 2017 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 27, 2017

        The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/11534/.

Appendix A

FIRST AMENDMENT TO THE
EXACT SCIENCES CORPORATION
2010 OMNIBUS LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective April 28, 2015)

              This First Amendment ("First Amendment") of the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) (the "Plan") of Exact Sciences Corporation, a Delaware corporation (the "Company"), is adopted by the Company April 26, 2017, subject to approval by the Company's stockholders (the "Stockholders").

              WHEREAS, the Company maintains the Plan.

              WHEREAS, under Section 5.2 of the Plan, the Company's Board of Directors (the "Board") may amend the Plan at any time, contingent on approval of the Stockholders, if Stockholder approval is required by applicable law.

              WHEREAS, the Board has determined that it is in the best interests of the Company to (1) increase the authorized number of shares available for issuance under the Plan; (2) impose a one-year minimum vesting requirement for all Plan awards (subject to limited exceptions); and (3) subject any dividend and dividend equivalent payments on Plan awards to the same earning, vesting, and payment conditions as the underlying awards.

              NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval of the Stockholders:

              1.           Section 4.1 of the Plan is deleted in its entirety and replaced with the following:

                  "Subject to adjustment under Section 15 hereof, the aggregate number of shares of Common Stock that may be initially issued pursuant to the Plan is (a) 4,400,000, plus (b) effective April 30, 2013, 2,800,000, plus (c) effective April 28, 2015, 8,360,000, plus (d) effective January 31, 2017 (subject to stockholder approval), 12,700,000. All of the shares of Common Stock available for issuance under the Plan shall be available for issuance under Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares, treasury shares, or shares purchased on the open market or otherwise, all as determined by the Company from time to time. The maximum number of each type of Award (other than cash-based Performance Awards) granted to any Grantee in any 36-month period shall not exceed the following: Options - 4,400,000; SARs -4,400,000; Restricted Stock - 3,250,000; Restricted Stock Units - 3,250,000; and Other Stock-based Performance Awards - 3,250,000."

              2.           The following Section 3.7 is added to the Plan:

              "Section 3.7.    Minimum Vesting Conditions.

                  Notwithstanding anything to the contrary contained in the Plan, the minimum required period of Service for exercisability or vesting (in full or in part), as applicable, of an Award shall be one year, provided that the Award Agreement may reflect, or the Committee may in its discretion provide before or after the Grant Date for, earlier or accelerated exercisability or vesting (on a full or pro rata basis) (a) in the event of the Grantee's death

2

    or disability, (b) upon a Change in Control in accordance with Section 15.3 hereof or (c) with respect to a Substitute Award; and provided, further, that such minimum required period shall not apply to Awards involving an aggregate number of shares of Common Stock not exceeding 5% of the number of shares available for issuance under the first sentence of Section 4.1 hereof."

              3.           The second sentence of Section 8.2 of the Plan is deleted in its entirety.

              4.           The second sentence of Section 9.2 of the Plan is deleted in its entirety.

              5.           The Plan, as amended hereby, and all other documents, instruments, and agreements executed or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

              [Signature page follows.]

3

        IN WITNESS WHEREOF, I hereby certify that the foregoing First Amendment was duly adopted by the Board of Directors of Exact Sciences Corporation on April 26, 2017.

EXACT SCIENCES CORPORATION
By:

Name:	D. Scott Coward
Title:	Senior Vice President, General Counsel and Secretary

*              *              *               *              *

        IN WITNESS WHEREOF, I hereby certify that the foregoing First Amendment was approved by the stockholders of Exact Sciences Corporation on                                         , 2017.

EXACT SCIENCES CORPORATION
By:

Name:	D. Scott Coward
Title:	Senior Vice President, General Counsel and Secretary

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ANNUAL MEETING OF STOCKHOLDERS OF EXACT SCIENCES CORPORATION July 27, 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 27, 2017. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.astproxyportal.com/ast/11534/. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330403003000000100 0 072717 the Company's named executive officers. 3. Proposal to approve on an advisory basis the frequency of changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2, 4 AND 5, AND FOR “1 YEAR” ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect three members of the board of directors to serve for three-year terms as Class II Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees. NOMINEES: FOR ALL NOMINEESO Maneesh K. Arora O James E. Doyle WITHHOLD AUTHORITYO Lionel N. Sterling FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Proposal to approve on an advisory basis the compensation of 1 year 2 years 3 years ABSTAIN future advisory votes on executive compensation. FOR AGAINST ABSTAIN 4. Proposal to approve the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) to, among other items, increase the number of shares reserved for issuance thereunder by 12,700,000 shares. FOR AGAINST ABSTAIN 5. Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2017. 6. To transact such other business as may properly come before the annual meeting and any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 4 AND 5, AND FOR “1 YEAR” ON PROPOSAL 3. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

0 EXACT SCIENCES CORPORATION Proxy for Annual Meeting of Stockholders July 27, 2017 SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin T. Conroy and Maneesh K. Arora together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Exact Sciences Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Exact Sciences Corporation to be held on Thursday, July 27, 2017, at 10:00 a.m. local time, at The Edgewater, Grand Ballrooms A and B, 1001 Wisconsin Place, Madison, Wisconsin 53703 and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 16, 2017, a copy of which has been received by the undersigned. CONTINUED AND TO BE SIGNED ON REVERSE SIDE 14475 1.1

ANNUAL MEETING OF STOCKHOLDERS OF EXACT SCIENCES CORPORATION July 27, 2017 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330403003000000100 0 072717 the Company's named executive officers. 3. Proposal to approve on an advisory basis the frequency of changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2, 4 AND 5, AND FOR “1 YEAR” ON PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect three members of the board of directors to serve for three-year terms as Class II Directors, each such director to serve for such term and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The Board recommends a vote FOR all nominees. NOMINEES: FOR ALL NOMINEESO Maneesh K. Arora O James E. Doyle WITHHOLD AUTHORITYO Lionel N. Sterling FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Proposal to approve on an advisory basis the compensation of 1 year 2 years 3 years ABSTAIN future advisory votes on executive compensation. FOR AGAINST ABSTAIN 4. Proposal to approve the First Amendment to the 2010 Omnibus Long-Term Incentive Plan (As Amended and Restated Effective April 28, 2015) to, among other items, increase the number of shares reserved for issuance thereunder by 12,700,000 shares. FOR AGAINST ABSTAIN 5. Proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2017. 6. To transact such other business as may properly come before the annual meeting and any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 4 AND 5, AND FOR “1 YEAR” ON PROPOSAL 3. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 27, 2017. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT http://www.astproxyportal.com/ast/11534/. COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS